SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                               (Amendment No. __)

Filed by Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

         [   ] Preliminary Proxy Statement
         [   ] Confidential,  for Use of the Commission Only (as permitted by
               Rule 14a-6(e)(2))
         [ X ] Definitive  Proxy Statement
         [   ] Definitive  Additional Materials
         [   ] Soliciting  Material  Pursuant to  ss.240.14a-11(c)  or
               ss.240.14a-12


              Mid Atlantic Medical Services, Inc.
              --------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

              Mid Atlantic Medical Services, Inc.
              --------------------------------------------------
              (Name of Person(s)Filing Proxy Statement,if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required.
         [ ] Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and
             0-11:

                  1) Title of each class of securities to which transaction applies:

                  2)  Aggregate  number  of  securities  to  which   transaction
                      applies:


                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

                  4) Proposed maximum aggregate value of transaction:


                  5) Total fee paid:

         [   ]    Fee paid previously with preliminary materials.

         [   ]    ] Check box if any part of the fee is offset  as  provided  by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:


         2)       Form, Schedule or Registration Statement Number:


         3)       Filing Party:


         4)       Date Filed:

                       MID ATLANTIC MEDICAL SERVICES, INC.
                                  4 Taft Court
                            Rockville, Maryland 20850
                                 (301) 762-8205

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 27, 1998

         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders ("Annual Meeting") of Mid Atlantic Medical Services, Inc. ("Company") will be held on April 27, 1998 at 10:00 a.m., Frederick time, at the Company's Corporate Operations Center located at 800 Oak Street, Frederick, Maryland 21703 for the following purposes:

         1.       To elect four directors for a three year term (Proposal 1);

         2. To ratify the adoption of the 1998 Non-Qualified Stock Option Plan (Proposal 2);

         3. To ratify the adoption of the 1998 Senior Management Bonus Plan (Proposal 3); and

         4.       To  transact  such  other   business  and  other  matters  and
                  proposals as may properly come before the meeting or any adjournment or adjournments thereof.

         Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on March 6, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only record holders of the Company's Common Stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

         In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

                                             By Order of the Board of Directors,


                                                        /s/ Joseph L. Guarriello
                                                  ------------------------------
                                                        By: Joseph L. Guarriello
                                                                       Secretary

Rockville, Maryland
April 2, 1998


IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD(S) AND RETURN IT (THEM) IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       MID ATLANTIC MEDICAL SERVICES, INC.
                                  4 Taft Court
                            Rockville, Maryland 20850
                                 (301) 762-8205

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 27, 1998

         This Proxy Statement is furnished to stockholders of Mid Atlantic Medical Services, Inc., a Delaware corporation ("Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the 1998 annual meeting of stockholders of the Company ("Annual Meeting"), to be held on April 27, 1998, at 10:00 a.m., Frederick time, at the Company's Corporate Operations Center located at 800 Oak Street, Frederick, Maryland 21703 and at any adjournments thereof. It is anticipated that the mailing of this Proxy Statement and the form of proxy to stockholders will commence on or about April 2, 1998.

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted (1) FOR Proposal 1 to elect the designated nominees for directors; and (2) FOR Proposal 2 to ratify the adoption of the 1998 Non-Qualified Stock Option Plan ("1998 Plan"); and (3) FOR Proposal 3 to ratify the adoption of the 1998 Senior Management Bonus Plan. If any other matters are properly brought before the Annual Meeting that require a stockholder's vote, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in accordance with the determination of a majority of the Board of Directors.

         The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of the Company or by attending the Annual Meeting and voting in person.

     The cost of  solicitation  of  proxies  will be borne  by the  Company.  In addition to the solicitation of proxies by mail, the Company or one of its subsidiaries, MD-Individual Practice Association, Inc. ("MD-IPA"), Physicians Health Plan of Maryland, Inc. ("PHP-MD"), Optimum Choice, Inc. ("OCI"), MD-IPA Surgicenter, Inc. ("Surgicenter"), HomeCall, Inc. ("HomeCall"), HomeCall Pharmaceutical Services, Inc. ("HPS," formerly known as HomeCall Infusion Services, Inc.), HomeCall Hospice Services, Inc. ("HHS"), Mid Atlantic Psychiatric Services, Inc. ("MAPSI"), Alliance PPO, Inc. ("Alliance"), MAMSI Life and Health Insurance Company ("MLH"), FirstCall, Inc. ("FirstCall"), Optimum Choice, Inc. of Pennsylvania ("OCIPA"), Optimum Choice of the Carolinas, Inc. ("OCCI"), MAMSI Insurance Agency of the Carolinas, Inc. ("MIACI"), MAMSI Insurance Resources, Inc. ("MIRI," formerly known as MAMSI Insurance Agency, Inc.), or Frederick Associates, LLC (collectively, "Subsidiaries"), through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

         The securities that can be voted at the Annual Meeting consist of shares of Common Stock of the Company. Each share entitles its owner to one vote on each matter presented at the Annual Meeting. The close of business on March 6, 1998 has been fixed by the Board of Directors as the record date ("Record Date") for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. There were 761 record holders of Common Stock as of such date. The number of shares of Common Stock outstanding on the Record Date was 54,562,062. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In the event that less than a majority of the outstanding shares are present at the Annual Meeting, either in person or by proxy, a majority of the shares so represented may vote to adjourn the Annual Meeting from time to time without further notice. A plurality of the total number of shares present or represented by proxy will be necessary to elect directors (Proposal 1) and a simple majority of the total number of shares present or represented by proxy will be necessary to approve Proposal 2 and Proposal 3.

         A copy of the Annual Report to Stockholders, including certified financial statements, for the fiscal year ended December 31, 1997, accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 1997 with the Securities and Exchange Commission ("SEC"). Stockholders may obtain, free of charge, a copy of such Annual Report by writing to Joseph L. Guarriello, Secretary, Mid Atlantic Medical Services, Inc., 4 Taft Court, Rockville, Maryland 20850.

                            STOCK OWNED BY MANAGEMENT

         The following table sets forth information as of February 25, 1998 with respect to the shares of the Company's Common Stock beneficially owned by each current director of the Company, by each nominee who is not currently a director, by each executive officer listed in the Summary Compensation Table below and by all current directors and executive officers of the Company as a group. There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company. All ownership consists of sole voting and dispositive power, except as noted.


                                                           Amount and Nature                     Percent of
                                                           of Beneficial                         Common Stock
Name                                                       Ownership(1)                          Outstanding

Thomas P. Barbera                                            131,375(2)                           **

Francis C. Bruno, M.D.                                        52,553(3)                           **

John H. Cook, III, M.D.*                                      12,851(4)                           **

Raymond H. Cypess, D.V.M., Ph.D.*                             11,409(5)                           **

Stanley M. Dahlman, Ph.D.                                     11,023(6)                           **

Peter L. Flaherty, Jr., M.D.                                 230,245(7)                           **

Robert E. Foss*                                               94,400(8)                           **

Walter Girardin                                               11,023(9)                           **

Mark D. Groban, M.D.                                        205,346(10)                           **









Joseph L. Guarriello                                        258,100(11)                          **

George T. Jochum                                          1,213,060(12)                          2.2%

John P. Mamana, M.D.                                         17,823(13)                          **

William M. Mayer, M.D.                                       54,983(14)                          **

Edward J. Muhl*                                                   0                              **

Gretchen P. Murdza                                           73,420(15)                          **

Creighton R. Schneck                                         12,823(16)                          **

Alfred Talamantes                                           121,330(17)                          **

James A. Wild                                                13,161(18)                          **

All current directors, and                                3,447,233(19)                          6.1%
executive officers as a group (24 persons)

----------------------------------------
*Nominee for director
**Represents less than 1% of the outstanding shares of Common Stock.

(1) This number includes shares of Common Stock over which the director or officers has voting power under the Amended and Restated Mid Atlantic Medical Services, Inc. Stock Compensation Trust Agreement ("Trust"). Under the Trust, each of the persons who holds an option granted under the Company's 1990 Non-Qualified Stock Option Plan, 1991 Non-Qualified Stock Option Plan, 1992 Non-Qualified Stock Option Plan, 1993 NonQualified Stock Option Plan, 1994 Non-Qualified Stock Option Plan, 1995 Non-Qualified Stock Option Plan, or 1996 Non-Qualified Stock Option Plan (collectively, the "Plans") has the right to one equal vote of the Common Stock held in the Trust. As the Trust held 7,922,075 shares of Common Stock on February 25, 1998 and there were 732 option holders under the Plans as of such date, each option holder has the right to vote 10,823 shares of Common Stock held by the Trust. Shares for which the trustee of the Trust does not receive voting instructions will be voted by the trustee of the Trust for, against or withheld in the same proportions as those shares of Common Stock for which the trustee does receive voting instructions. As the number of shares held by the Trust that each option holder has the right to vote (10,823 shares) is less than the number of presently exercisable options held by each current director, executive officer or nominee (other than Dr. Bruno, Dr. Cook, Dr. Dahlman, Dr. Flaherty, Mr. Girardin, Dr. Mamana, Dr. Mayer, Mr. Schneck, and Mr. Wild ), the beneficial ownership of each person (other than Dr. Bruno, Dr. Cook, Dr. Dahlman, Dr. Flaherty, Mr. Girardin, Dr. Mamana, Dr. Mayer, Mr. Schneck, and Mr. Wild ) did not increase as a result of the Trust.

(2) Represents presently exercisable options to purchase 128,575 shares of Common Stock.
(3) Includes 2,306 shares of Common Stock held by his spouse and 10,823 shares that he has the right to direct the voting of under the Trust.
(4) Includes 474 shares of Common Stock held by his spouse and 10,823 shares that he has the right to direct the voting of under the Trust.
(5) Includes 10,823 shares that he has the right to direct the voting of under the Trust.
(6) Includes 10,823 shares that he has the right to direct the voting of under the Trust.

(7) Includes 10,823 shares that he has the right to direct the voting of under the Trust. (8) Represents presently exercisable options to purchase 94,000 shares of Common Stock. (9) Includes 10,823 shares that he has the right to direct the voting of under the Trust. (10) Includes 9,000 shares of Common Stock held by his spouse, 500 shares of Common Stock held by his children, and presently exercisable options to purchase 119,600 shares of Common Stock.

(11) Includes 30,000 shares of Common Stock held by his spouse and presently exercisable options to purchase 117,600 shares of Common Stock.
(12) Includes 1,740 shares of Common Stock held by his spouse in her IRA, 9,900 shares held by his spouse trustee for their minor child, 3,420 shares  in his IRA,  and  presently  exercisable  options  to  purchase
613,000 shares of Common Stock.
(13) Includes 6,000 shares indirectly owned and 10,823 shares that he has the right to direct the voting of under the Trust.
(14) Includes 10,823 shares that he has the right to direct the voting of under the Trust. (15) Represents presently exercisable options to purchase 70,200 shares of Common Stock. (16) Includes 10,823 shares that he has the right to direct the voting of under the Trust. (17) Includes presently exercisable options to purchase 121,300 shares of Common Stock. (18) Includes 10,823 shares that he has the right to direct the voting of under the Trust. (19) This number also includes 91,720 shares of Common Stock held by the spouses of executive officers, and presently exercisable options to purchase 1,922,535 shares of Common Stock.

                             PRINCIPAL STOCKHOLDERS

         As of March 6, 1998 no persons or groups within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act"), were known by management to beneficially own more than five percent of the Company's Common Stock except as follows:

                                                     Number of Shares                   Percent of Outstanding
Name and Address                                     of Common Stock                    Common Stock

The Crabbe Huson Group, Inc.
     121 S.W. Morrison, Suite 1400
     Portland, OR  97204                             5,245,700(1)                       9.62%

Franklin Resources, Inc.
Charles B. Johnson
Rupert H. Johnson, Jr.
     777 Mariners Island Blvd.
     San Mateo, California 94404
Franklin Mutual Advisors, Inc.
     51 John F. Kennedy Parkway
     Short Hills, New Jersey 07078                   4,863,900(2)                       8.92%














Cowen & Company
Cowen Incorporated
Joseph M. Cohen
     Financial Square
     New York, NY  1005-3597                         2,865,950(3)                       5.26%
     -----------------------

----------------------------------------
(1) The Crabbe Huson Group, Inc. reports that it has shared voting and dispositive power with respect to 5,245,700 shares. This information is based on a Schedule 13G dated February 2, 1998.

(2) Franklin Mutual Advisers, Inc. reports that it has sole voting and dispositive power with respect to 4, 863, 900 shares. Franklin Resources, Inc. reports that it is the parent holding company of Franklin Mutual Advisers, Inc. and Charles B. Johnson and Rupert H. Johnson, Jr. report that they are principal shareholders of Franklin Resources, Inc.
This information is based on a Schedule 13G dated January 30, 1998.

(3) Cowen & Company, Cowen Incorporated and Joseph M. Cohen each reports that it or he has sole voting and dispositive power with respect to 49,000 shares, shared voting power with respect to 2,291,950 shares, and shared dispositive power with respect to 2,816,950 shares. This information is based on a Schedule 13G dated February 12, 1998.

                              ELECTION OF DIRECTORS

                                  (Proposal 1)

         The terms of office of Peter L. Flaherty, M.D., Walter Girardin, Creighton R. Schneck, and Alfred Talamantes expire at the Annual Meeting. John
L. Cook III, M.D., Raymond H. Cypess,  D.V.M., Ph.D., Robert E. Foss, and Edward
J. Muhl, have been nominated by the Board of Directors for election to the Board, each to serve for a three-year term. The terms of approximately one-third of the Board expire each year at the Annual Meeting. Directors serve until their successors are duly elected and qualified. Following the Annual Meeting, the size of the Board of Directors will remain at 13 and, if the nominees are elected, there will be no vacancies on the Board.

         Except as stated above, there are no arrangements or understandings between the Company and any person pursuant to which such person has been or will be elected as a director. If any nominee becomes unavailable for election for any reason, or if any other vacancy in the class of directors to be elected at the Annual Meeting should occur before the election, the shares represented by the proxy will be voted by any of the persons serving as proxies for the person designated by the Company's Board of Directors to replace the nominee or to fill such other vacancy on the Board. The Board of Directors has no reason to believe that any of the nominees will be unavailable or that any other such vacancy on the Board will occur. Each nominee has consented to be named and has indicated his or her intent to serve if elected. Except as noted below, there are no family relationships among any director, nominee for director or executive officer of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names of the four nominees for election as director and of those directors who will continue to serve as such after the Annual Meeting, as well as the executive officers who are not directors. Also set forth is certain other information with respect to each such person's age, the periods during which he or she has served as a director of the Company and positions currently held with the Company and its Subsidiaries.

                                     Term of
                                     Office
                                     Expires
                                                       Director    Annual
Name and Age (1)                                       Since       Meeting  Directorships; Positions with the Company
-----------------                                      ----------  -------  -----------------------------------------
Continuing Directors:
Thomas P. Barbera, 47                                  1996       1999       Director of the Company, MLH,
                                                                             MIACI, and MIRI; Vice Chairman and
                                                                             Executive Vice President, Governmental
                                                                             Services of the Company and MLH;
                                                                             Executive Vice President, Governmental
                                                                             Services and Secretary of MLH;
                                                                             Executive Vice President, Governmental
                                                                             Services and Assistant Secretary of HPS,
                                                                             HHS, MIRI, OCCI, FirstCall, and
                                                                             HomeCall; Executive Vice President,
                                                                             Governmental Services of the Company,
                                                                             MD-IPA, OCI, OCIPA, Alliance, and
                                                                             MAPSI.

Francis C. Bruno, M.D., 56                             1986       1999(2)    Director of the Company, MLH and PHP-
                                                                             MD; Chairman of PHP-MD.  Co-Medical
                                                                             Director of HHS.

Stanley M. Dahlman, Ph.D., 63                          1986       1999(3)    Director of the Company, MLH and MD-
                                                                             IPA.

Mark D. Groban, M.D., 56                               1990       2000(4)    Director of the Company, MLH, PHP-
                                                                             MD, Alliance, MAPSI, MIACI, and
                                                                             MIRI; President of Alliance, MAPSI,
                                                                             and MIACI; Executive Vice President
                                                                             and Medical Director of QI of the
                                                                             Company, MLH, PHP-MD, FirstCall,
                                                                             HomeCall, HPS, HHS, MDIPA,
                                                                             Surgicenter, OCI, OCCI, and OCIPA.

George T. Jochum, 65                                   1987       1999       Director of the Company, MLH,
                                                                             Alliance, MAPSI,  MD-IPA, OCI,
                                                                             OCIPA, OCCI, HomeCall, FirstCall,
                                                                             Surgicenter, HPS, HHS, MIACI, and
                                                                             MIRI; Chairman, President and  Chief
                                                                             Executive Officer of the Company,MIRI, OCI and OCCI;
                                                                             Chief Executive Officer of Alliance, MAPSI,
                                                                             MD-IPA, HPS, HHS, MIACI, MLH, and OCIPA;
                                                                             Chairman of Surgicenter, Homecall and
                                                                             Firstcall; Cheif Executive Officer of
                                                                             PHP-MD.

John P. Mamana, M.D., 55                               1997       2000       Director of the Company, MLH and PHP-
                                                                             MD.

William M. Mayer, M.D., 51                             1993       2000(5)    Director of the Company and MLH.

Gretchen P. Murdza, 50                                 1997       2000       Director of the Company, HomeCall,
                                                                             FirstCall,  HPS,  HHS, and MLH;
                                                                             Chief  Executive  Officer of FirstCall
                                                                             and HomeCall, President of HPS and HHS.

                                                                            .

James A. Wild, 46                                      1989       1999(6)    Director of the Company and MLH.

Nominees (for a three-year term expiring in 2001):

John H. Cook III, M.D., 61                             1990       1997(7)    Director of PHP-MD.

Raymond H. Cypess, D.V.M., Ph.D., 57                                         Director of MD-IPA.

Robert E. Foss, 47                                                           Director of MD-IPA and Surgicenter;
                                                                             Executive Vice President and Chief
                                                                             Financial Officer of the Company,
                                                                             MLH, Alliance, MAPSI, MD-IPA,
                                                                             HomeCall, FirstCall, HPS, HHS,
                                                                             Surgicenter, OCI, OCIPA, OCCI,
                                                                             MIRI, PHP-MD and MIACI.

Edward J. Muhl, 52

Executive  Officers Who Are Not Current  Directors or Nominees or Whose Terms as
Director Will Not Continue After the 1998 Shareholders Meeting:

Paul E. Dillon, 46                                                           Director of MD-IPA; Senior Vice
President,                                                                   and Treasurer of the Company, MLH,
                                                                             Alliance, MAPSI, FirstCall,  HomeCall,
                                                                             HPS, HHS, Surgicenter,  MD-IPA,
                                                                             OCI, OCIPA, OCCI, and PHP-MD.

J. Stevens Dufresne, 42                                                      Director of Alliance, MAPSI, PHP-
                                                                             MD, OCI, OCCI, OCIPA, Surgicenter,
                                                                             MIACI, and MIRI; Chief Executive
                                                                             Officer and President of Surgicenter;
                                                                             President of OCIPA; Executive Vice
                                                                             President, Provider Networks of the
                                                                             Company, MLH, Alliance,  FirstCall,
                                                                             HomeCall, HPS, HHS, MAPSI, MDIPA,
                                                                             OCI, OCCI and PHP-MD.










Vera C. Dvorak, M.D., 51                                                     Director of PHP-MD, HomeCall, and
                                                                             FirstCall; President of PHP-MD;
                                                                             Executive Vice President and Medical
                                                                             Director of the Company, Alliance,
                                                                             MAPSI, HomeCall, FirstCall, HPS, HHS,
                                                                             MD-IPA, OCI, OCCI, OCIPA and
                                                                             Surgicenter.

Susan D. Goff, 52                                                            Director of Alliance, MAPSI, MD-IPA,
                                                                             MIACI and MIRI; President of MD-
                                                                             IPA; Senior Vice President of the
                                                                             Company, MLH, OCI, OCIPA and
                                                                             OCCI.

Richard W. Gorenflo, 43                                                      Senior Vice President of the Company,
                                                                             Alliance, FirstCall, HomeCall, HPS, HHS,
                                                                             MAPSI, MD-IPA, Surgicenter, MIRI,
                                                                             MLH, OCI, OCCI, OCIPA and PHP-MD.

Joseph L. Guarriello, 48                               1991       1994       Director of HomeCall, and FirstCall;
                                                                             President and General Counsel of
                                                                             MLH; Executive Vice President,
                                                                             General Counsel and Secretary of the
                                                                             Company, Alliance, MD-IPA, OCI,
                                                                             OCIPA, OCCI, HomeCall, FirstCall,
                                                                             HPS, HHS, MAPSI, Surgicenter, PHP-
                                                                             MD, MIACI and MIRI.

Debbie J. Hulen, 38                                                          Director of OCI, OCCI, and OCIPA.
                                                                             Senior Vice President of the Company
                                                                             and MLH, Senior Director and Assistant
                                                                             Secretary of MIRI, OCCI, OCI, and
                                                                             OCIPA.

Christopher E. Mackail, 39                                                   Vice President of Finance of the
                                                                             Company, and MLH.




Mary E. Shocklee, 35                                                         Vice President, Controller and Chief
                                                                             Accounting Officer of the Company,
                                                                             MLH, Alliance, MAPSI, HPS, HHS, MD-
                                                                             IPA, Surgicenter, MIACI, MIRI, OCI,
                                                                             OCCI, OCIPA and PHP-MD.










Alfred Talamantes, 61                                                        Director of MLH, Executive Vice
                                                                             President and Chief Operating Officer
                                                                             of the Company, MLH, Alliance, MAPSI,
                                                                             FirstCall, HomeCall, HPS, HHS, MD-
                                                                             IPA, Surgicenter, OCI, and PHP-MD.

Catherine F. Tyser, 40                                                       Director of MD-IPA, OCI, OCCI, and
                                                                             OCIPA; Executive Vice President of
                                                                             Claims and Chief Operating Officer of
                                                                             OCIPA and OCCI; Executive Vice
                                                                             President of Claims of the Company,
                                                                             MLH, Alliance, FirstCall, HomeCall,
                                                                             HPS, HHS, MAPSI, MD-IPA,
                                                                             Surgicenter, OCI, OCCI, OCIPA and
                                                                             PHP-MD.

----------------------------------------
(1)      Signifies age as of December 31, 1997.
(2) Dr. Bruno was not a Director of the Company from April 1991 to April 1992 or from April 1994 to April 1995.
(3) Dr. Dahlman was not a Director of the Company from April 1991 to April 1992 or from April 1994 to April 1995.
(4)      Dr. Groban was not a Director of the Company from April 1993 to April
         1994.
(5)      Dr. Mayer was not a Director of the Company from April 1995 to April
         1996.
(6)      Mr. Wild was not a Director of the Company from April 1992 to April
         1993.
(7) Dr. Cook was not a Director of the Company from April 1993 to April 1995 or from April 1997 to April 1998.

         Information concerning the principal occupations or employment of the directors, nominees for director and executive officers of the Company for the past five years and other biographical data are set forth below.

Continuing Directors and Nominees:

         Thomas P. Barbera was elected Vice Chairman of the Company on May 6, 1996. Mr. Barbera became Executive Vice President of Government Relations and Assistant Secretary for the Company and MLH in May of 1993. From December 1987 until May 1993, Mr. Barbera was a partner at Weinberg and Green, a general practice law firm in Baltimore, Maryland.

     Francis C. Bruno, M.D. received a B.S. from Kings College in 1964 and an M.D. from New York Medical College in 1968. He is Board certified in family practice and has practiced medicine since 1972.

     John H. Cook III, M.D. is a board certified practitioner of internal medicine. From June 1957 to July 1973, Dr. Cook served in the United States Navy. In 1977, Dr. Cook received an M.D. from Yale University School of Medicine and, in 1957, Dr. Cook received a B.S. from the United States Naval Academy. Dr. Cook has been in private practice since 1980.

     Raymond H. Cypess, D.V.M., Ph.D. is President and CEO of American Type Culture Collection, Rockville, Maryland. Dr. Cypess was an Associate Professor of Epidemiology and Microbiology at the University of Pittsburgh School of Public Health from 1970 to 1973, Professor and Chairman at the New York State College of Veterinary Medicine from 1977 to 1987, and Dean of the College of Graduate Health Sciences, as well as Professor of Microbiology, Immunology, and Comparative Medicine, and Vice Provost for Research and Research Training, at the University of Tennessee, Memphis from 1989 to 1993. Dr. Cypess is a fellow of the Infectious Disease Society and a

     Member of the American Epidemiology Society. Dr. Cypess received a B.S. in biology from Brooklyn College in 1961, a B.Agri. from the University of Illinois in 1965, and a D.V.M. from the University of Illinois in 1967. In 1970, Dr. Cypess received a Ph.D. in Parasitology from the University of North Carolina.

     Stanley M. Dahlman, Ph.D. received a B.A. from the University of Cincinnati in 1955 and a Ph.D. from Catholic University of America in 1976. He began serving Montgomery College as a faculty member in 1963 and retired on June 30, 1992 as the Provost (Chief Executive Officer) of the Germantown Campus of Montgomery College. His former positions include Chancellor, Associate Dean and Executive Director for Facilities.

         Robert E. Foss joined the Company on July 1, 1994 as its Executive Vice President and Chief Financial Officer. For more than five years prior to July 1, 1994, Mr. Foss was a partner with Ernst & Young LLP's Washington, D.C. office. Ernst & Young LLP has served as the Company's independent public accountants since June 2, 1989 and Mr. Foss was the audit partner on the Company's account. Mr. Foss received a BSBA from the University of Colorado in 1971 and became a CPA in 1972.

     Mark D. Groban, M.D. is a Board certified psychiatrist who joined the Company full time on December 1, 1990 after being in full time practice since 1973. Dr. Groban served as a consultant from February 1988 to October 1989 for MD-IPA's managed mental health program. He became President of MAPSI in October 1989. In May 1991, he became President of Alliance. In October 1996, Dr. Groban assumed the responsibility for the Quality Improvement Department and was named Executive Vice President and Medical Director of Quality Improvement for the Company. Dr. Groban received his M.D. degree from Albany Medical College in Albany, New York and psychiatric training at Sheppard-Pratt Hospital in Towson, Maryland from 1970 to 1973. Dr. Groban is a member of the American Psychiatric Association.

     George T. Jochum became President of MD-IPA effective March 9, 1987, President of the Company effective July 20, 1988 and Chief Executive Officer of the Company effective April 18, 1989. Mr. Jochum was named Chairman of the Board of Directors of the Company effective January 16, 1991. Mr. Jochum is the father of Debbie J. Hulen.

     John P. Mamana, M.D. received his B.A. from Harvard University and his M.D. degree from Boston University School of Medicine. He completed his internship and residency in internal medicine at Pennsylvania Hospital, a University of Pennsylvania Hospital, in 1971 and 1974, respectively. Dr. Mamana has practiced internal medicine in Springfield, Virginia since 1974. In 1978, he founded Virginia Medical Associates, P.C., a multi-specialty group practice, and served as the President, Chief Executive Officer, and Chairman of the Board until December 1997. Dr. Mamana served as the Chief Executive Officer and Chairman of the Board for Gateway Physicians Services (formerly Virginia Health Partners) and as the Chief Medical Officer of Health Partners, Inc. in Norwalk, Connecticut from 1994 until January 1998. Dr. Mamana has been a Clinical Associate Professor of Medicine at Georgetown University Medical School since 1987. He has served as a member of the Board of Directors of American Health Properties, since May 1997 and as the Chairman and Chief Executive Officer of American Health Sciences, Inc. since January 1998.

     William M. Mayer, M.D. received a B.S. from Georgetown University in 1967 and his M.D. degree from New York Medical College in 1971. He completed an internal medicine internship at the Cornell Cooperating Hospitals and completed his Ob-Gyn residency at New York Medical College. Following completion of his residency, he was the chief of Ob-Gyn at Kimbrough Army Hospital, serving as a major in the U.S. Army. Upon completion of his tour of duty, he entered private practice in the field of Ob-Gyn in Columbia, Maryland and has practiced in Columbia since 1977.

     Edward J. Muhl is Executive Vice President and Member of the Board of Directors of Peterson Consulting, LLC a business and insurance consulting firm. Mr. Muhl was Superintendent of Insurance for the State of New York from 1995 to
1997,   is a  former  President  of  the  National  Association  of  Insurance
Commissioners, and a previous Commissioner of Insurance for the State of Maryland. From 1991 to 1995, Mr. Muhl was a Senior Vice President of the Reliance Insurance Group. Mr. Muhl received his B.A. in Social Science from the University of Baltimore in 1973.

         Gretchen P. Murdza was employed by the Company as the Director of Professional Recruitment in October 1989, became the Senior Director of Professional Recruitment in April 1990, Vice President, Provider Networks in July 1991 and Senior Vice President responsible for the development of Home Health Service on March 9, 1994. In October 1994, she became Chief Executive Officer of HomeCall, Inc. and subsequently President of HomeCall Pharmaceutical Services, Inc. and HomeCall Hospice Services, Inc. She was educated at the College of Notre Dame of Maryland located in Baltimore, Maryland.

     Creighton R. Schneck has served as the Vice President-Development at Studio Plus Hotels since September 1996. In such capacity, Mr. Schneck is responsible for the acquisition and development of hotels throughout the United States. Prior to joining Studio Plus, Mr. Schneck was a mortgage banker with Towle Financial Group of Vienna, Virginia. Between 1990 and 1993, he was a principal with the Palisades Development Corporation of Bethesda, Maryland. Mr. Schneck has an M.B.A. from Adelphi University and a Bachelor's degree from Belmont Abby College.

         James A. Wild received a B.A. in accounting from Franklin and Marshall College in 1973. He has been Vice President and Director of Waterview Investment Corporation (a holding company whose 100% owned subsidiary, Almag, is a metal finishing company) since February 1988.

Executive Officers:

         Paul E. Dillon became the Company's Senior Vice President and Treasurer in April 1994. From January 1994 through April 1994, he served as the Company's Senior Vice President, Quality Assurance and Quality Improvement. From November 1990 through January 1994, he served as the Company's Vice President, Enrollment and Billing; from April 1990 to November 1990, he served as the Company's Senior Director, Enrollment and Billing; and from November 1989 to April 1990, he served as the Company's Director of Enrollment. Mr. Dillon graduated from St. Francis College in Loretto, Pennsylvania in 1973 and received his MBA in International Business and Finance from Pace University in New York City in 1983.

         J. Stevens Dufresne was employed by the Company as Senior Vice President of Provider Networks effective February 1989. He became Executive Vice President of Provider Networks for the Company, MLH and PHP-MD in April 1993. From June 1987 to February 1989, he served as Senior Director of Professional Recruitment. Mr. Dufresne graduated from Florida Southern College in 1977 and received his Masters of Health Services Administration from George Washington University in 1982.

     Vera C. Dvorak, M.D. joined the Company in August 1994 as an Associate Medical Director. She became Senior Vice President and Medical Director of the Company, MLH, PHP-MD, HomeCall, FirstCall and HPS in April 1996. In November 1996 Dr. Dvorak was promoted to Executive Vice President and Medical Director of the Company. Dr. Dvorak is Board certified in Internal Medicine and Geriatrics. She was recertified by the American Board of Internal Medicine in 1987 and 1993. Dr. Dvorak was a practicing physician for 18 years (1976-1994); the last 6 years she served as Chief of Department of Internal Medicine of Kaiser Permanente. Dr. Dvorak received her M.D. degree from Charles University in Prague, Czechoslovakia and trained in internal medicine and infectious diseases at the University of Oklahoma and the University of Pennsylvania.

     Susan D. Goff was employed by Alliance and MAPSI as Vice President on August 1, 1989, became Executive Vice President of MD-IPA on April 26, 1993, responsible for large group sales activities in all states and President of MD-IPA on November 15, 1993. Ms. Goff graduated from the University of California at Los Angeles in 1967 with a B.S. in Nursing and received a Masters of Science in Administration with a concentration in Health Care from Central Michigan University in 1989. Ms. Goff is a director of Sandy Spring National Bank. Ms. Goff's husband is the nephew of Walter Girardin, a director of the Company whose term expires at the Annual Meeting.

         Richard W.  Gorenflo  has been the Senior  Vice  President,  Regulatory
Affairs for the Company since November 1996. He has previously served the Company from February through June 1989 as Division Vice President- W.V. IPA, and from July 1989 through October 1996 as Vice President, Regulatory Affairs. Mr. Gorenflo received his BSBA from Franklin University in Columbus, Ohio in 1976.

     Joseph L. Guarriello began his employment with MD-IPA in 1987 as the Vice President of Corporate Affairs. He was the Chief Financial Officer of MD-IPA from May 9, 1988 to February 29, 1992 and Chief Financial Officer of the Company from April 18, 1989 to February 29, 1992. Mr. Guarriello was named General Counsel of the Company and MD-IPA, effective November 26, 1990. Mr. Guarriello was named President of MLH on May 6, 1996. Mr. Guarriello received a B.S. from Georgetown University in 1971 and a J.D. from Georgetown University in 1974.

     Debbie J. Hulen joined the Company in August 1993 as a Regional Director of Sales for OCI. Ms. Hulen was promoted to Senior Director in July 1995 and became a Senior Vice President in charge of sales for OCI and MLH effective September 1997. Ms. Hulen is currently responsible for all small group sales activities in Maryland, Northern Virginia, Delaware, Pennsylvania, and the District of Columbia. Prior to joining the Company, Ms. Hulen worked at Esprit de Corps for ten years, leaving with a final title of Regional Director of Sales. Ms. Hulen is the daughter of George T. Jochum.

     Christopher E. Mackail joined the Company in October 1996 as the Vice President of Finance. Prior to joining the Company, Mr. Mackail a Senior Manager with Ernst & Young LLP's Washington, D.C. office. Ernst & Young LLP has served as the Company's independent public accountants since June 2, 1989 and Mr. Mackail was the audit Senior Manager on the Company's account. Mr. Mackail graduated from the University of Richmond in 1981 with a B.S. in accounting and became a CPA in 1983.

         Mary E. Shocklee became Controller of the Company effective January 1993 and a Vice President of the Company effective April 1996. From September 1988 to January 1993, Ms. Shocklee managed the Accounting Department of the Company and served as the Director of Accounting since September 1990. Ms. Shocklee graduated magna cum laude from Georgetown University with a BS/BA degree in Accounting in 1983 and became a CPA in 1985.

         Alfred Talamantes joined the Company in March of 1992 as Director of Claims Services. He subsequently became Senior Vice President of Operations in January of 1993 and Chief Operating Officer in December of 1993. Prior to joining the Company, Mr. Talamantes was the President of Advanced Direct Marketing, Inc., a full service direct marketing firm. Mr. Talamantes served Western Union Corporation from 1961 to 1989. His final position with Western Union Corporation was that of President, Western Union Priority Mail Services. In this capacity, Mr. Talamantes had bottom line responsibility for all aspects of the corporation's Priority Mail Services product line.

         Catherine F. Tyser joined the Company in February 1992 as Senior Supervisor in Claims Production. Subsequently, Ms. Tyser has held the following positions within the Claims Department: Manager beginning September 1992, Director beginning November 1993, Senior Director beginning November 1994, Vice President beginning March 1995, Senior Vice President beginning July 1995 when she also assumed the additional responsibilities of managing the Alliance PPO Claims Department. In November 1996, Ms. Tyser was promoted to Executive Vice President assuming responsibility for Operations in North Carolina and Pennsylvania. Prior to joining the Company, Ms. Tyser worked at NationsBank for 15 years holding various positions within the Consumer Credit Division. Her last position held was Assistant Vice President, Consumer Credit Automation Manager responsible for the functioning of an automated loan processing system and related support personnel for the Metropolitan Washington Consumer Credit Division.

Board Meetings and Committees

         The Company's Board of Directors met 5 times in fiscal 1997. The standing committees of the Board include the Executive Committee, the Finance Committee, the Audit Committee, the Stock Option Committee, the Compensation Committee, the Employment Practices Committee, and the Select Committee. During fiscal 1997, the Executive Committee held 5 meetings, the Finance Committee held 2 meetings, the Audit Committee held 2 meetings, the Stock

Option Committee held 2 meetings, the Compensation Committee held 2 meetings, the Employment Practices Committee held 6 meetings and the Select Committee held no meetings. The Board does not have a standing Nominating Committee.

         All Directors attended at least 75 percent of the aggregate of the total number of meetings of the Company's Board of Directors and the total number of meetings held by all committees on which they served.

     The Executive Committee of the Board of Directors has general oversight functions relating to the operation of the Company and its Subsidiaries and functions as the Company's Board when the Company's Board is not in session, with all powers of the Company's Board, except those of removing or nominating Directors, filling vacancies on the Board of Directors, and as otherwise limited by the Delaware General Corporation Law. Its members are George T. Jochum (Chairman), Francis C. Bruno, M.D. Stanley M. Dahlman, Ph.D., Walter Girardin and James A. Wild.

     The Finance Committee of the Company oversees the projections and assumptions of the Company in preparing its financial goals each year. The Audit Committee interfaces with the Company's independent public accountants to determine if the financial accounting practices of the Company are in compliance with generally accepted accounting principles. The Finance Committee's members are James A. Wild (Chairman), Stanley M. Dahlman, Ph.D., Walter Girardin, George
T. Jochum, and Creighton R. Schneck. The Audit Committee's members are James A. Wild (Chairman), Stanley Dahlman, Ph.D., Walter Girardin, and Creighton R. Schneck.

         The Stock Option Committee grants options under and otherwise implements the 1989, 1990, 1991, 1992, 1993, 1994, 1995 and 1996 Non-Qualified
Stock Option Plans. The members of the Stock Option Committee are James A. Wild (Chairman), Walter Girardin, and Creighton R. Schneck.

         The Compensation Committee oversees the development and implementation of the Company's compensation program for executive officers and the Chief Executive Officer. Its members are James A. Wild (Chairman), Walter
Girardin, and Creighton R. Schneck.

         The Employment Practices Committee oversees the Company's maintenance of equal opportunity for all employees regardless of race, national origin, religion, gender, physical disability, sexual orientation, or age. The members of the Employment Practices Committee are James A. Wild (Chairman), Stanley Dahlman, Ph.D., Gretchen P. Murdza, and William M. Mayer, M.D.

         The Select Committee was formed in 1998. It has authority to grant options to officers and key employees who are not "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), and who are not subject to Section 16 of the 1934 Act. The sole member of the Select Committee is George T. Jochum.

Section 16(a) Beneficial Ownership Reporting Compliance

         Debbie J. Hulen and Gretchen P. Murdza each failed to file on a timely basis one Form 3 Report, Initial Statement of Beneficial Ownership of Securities as required by Section 16(a) of the 1934 Act. Walter Girardin, Richard Gorenflo and George Jochum failed to file on a timely basis one Form 4 Report, Statement of Changes in Beneficial Ownership, reporting one transaction as required by
Section 16(a) of the 1934 Act. All of the aforementioned forms have subsequently been filed.

Directors' Compensation

          For the fiscal year ended December 31, 1997, the directors of the Company were compensated according to the following table:

                                                          Person Compensation(1)

Chairman & Vice Chairman of the Board                           $52,000/yr(2)
Director Attendance at Board Meeting                              1,250
Director Attendance as Chairman of a Committee Meeting            1,250
Director Attendance at a Committee Meeting                          750
----------------------------------------
(1) Employees of the Company receive no annual fees and no compensation for Board or Committee meeting attendance.
(2) Any director compensated as a Chairman or Vice Chairman does not receive additional compensation from the Company or any of its Subsidiaries for attending Board or Committee meetings. If the position is held by an employee of the Corporation, no compensation in addition to his or her employee compensation is paid.

         Under the Company's 1996 Non-Qualified Stock Option Plan ("1996 Plan"), each person who was a director of the Company or one of its Subsidiaries on May 1, 1996 but who was not an employee of the Company or one of its Subsidiaries on such date ("Non-Employee Director") received a Non-Employee Director Option to purchase shares of Common Stock at an exercise price of $20.00 per share (which was the fair market value of a share of Common Stock on May 1, 1996). The number of shares of Common Stock covered by each Non-Employee Director Option was based on a formula specified in the 1996 Plan.

         Each Non-Employee Director Option becomes exercisable cumulatively in three equal installments on June 1, 1997, 1998, and 1999 and has a five year term. If a Non-Employee Director's service with the Company terminates (other than as a result of a removal for cause) or if such person ceases to be a Non-Employee Director, the option will continue to become exercisable and may be exercised until the stated term of the option. If a Non-Employee Director is removed for cause, the Non-Employee Director Option held by such person will cease to continue to become exercisable on or after the date of such removal.

         Set forth below is the number of shares covered by each Non-Employee Director Options received by current Company directors and nominees on May 1, 1996 under the 1996 Plan.:

                                                          Number of Shares

         Francis C. Bruno, M.D.                               4,980
         John L. Cook, III, M.D.*                             4,380
         Raymond H. Cypess, D.V.M., Ph.D.*                    2,814
         Stanley M. Dahlman, Ph.D.                            5,430
         Peter L. Flaherty, Jr., M.D.                         5,880
         Walter Girardin                                      3,480
         John P. Mamana, M.D.                                 3,264
         William M. Mayer, M.D.                               3,564
         Creighton R. Schneck                                 3,480
         James A. Wild                                        4,380

*        Nominee

                        EXECUTIVE MANAGEMENT COMPENSATION

Report of the Compensation Committee on Executive Compensation

         The role of the Compensation Committee is to set salary for individuals who are Senior Vice Presidents and above, and to review any employment agreements or revisions thereto entered into with the Company's officers; and to establish the bonus goal for the Chief Executive Officer and other employees.

The Committee uses a common set of criteria for evaluating all executives. The criteria are:

         1.       Individual performance

         2.       Individual responsibility

         3.       Corporate performance

         4.       Potential for growth

In evaluating the executive's individual performance, the following criteria is reviewed:

         5. Selection, placement and evaluation of personnel under the executive's supervision;

         6.       Education of personnel under the executive's supervision;

         7.       Control of corporate expenditures;

         8.       Customer service;

         9.       Job performance;

         10.      Acceptance of and ability to accomplish special tasks, and

         11. Establishment and completion of specific goals.

         Salary. The pay-for-performance concept is most clearly exemplified in the compensation of the Company's Chief Executive Officer. Mr. Jochum's employment contract was executed on December 18, 1990 after approval of the Board of Directors of the Company. In 1992, the term of Mr. Jochum's contract was extended by the Board to December 31, 1998. The contract includes a provision under which post-1990 changes to Mr. Jochum's base compensation, whether that change is an increase or decrease, is directly affected by the earnings of the Company. Mr. Jochum's employment contract provides that his base salary will increase or decrease each year by an amount equal to 75% of the percentage change in the Company's consolidated net after tax income during the previous year. The employment contract further provides that his salary cannot be reduced by more than 25% in any one year. Mr. Jochum is the only executive officer who has an employment contract.

         Mr. Jochum's salary for 1997 was determined based upon the formula described above. The Company's net income after tax decreased from a net income of $61,124,000 in 1995 to a net loss of $2,768,000 for 1996. Mr. Jochum's 1997 base salary was decreased by 25%.

         On November 21, 1997 the Board of Directors approved a new contract for the period January 1, 1999 until December 21, 2001. Under the terms of the new contract, Mr. Jochum will receive an annual base salary, effective January 1, 1998 of $1,350,000.00, and will not be adjusted during the term of the agreement.

         With respect to those executive officers other than Mr. Jochum, the CEO, Mr. Jochum presented a recommendation to the Committee regarding such individuals' 1997 salary based on his evaluation of each individual's performance, using the criteria stated above. The Committee discussed these recommendations and the Committee set 1997 salary levels in accordance with Mr. Jochum's recommendations.

         Bonus. Bonus compensation for management is based on the ability of the Company to attain a predetermined net income goal. The bonus plan includes a minimum net income (prior to the return of amount withheld by PHP-MD as part of the claims reserve risk pool and before deductions for income tax and expansion and acquisition costs) goal. For 1997, the minimum net income goal was $34.4 million. As net income did not exceed this amount, no bonuses have been paid under the 1997 Bonus Plan. Executive Officers are covered under the same bonus plan as are the rest of the Company's salaried employees. The 1997 Bonus Plan was adopted by the Company's Board of Directors and approved by the Company's stockholders at the 1997 Annual Meeting. The goal was established at the beginning of 1997 by the Compensation Committee and was approved by the Company's Board of Directors and shareholders.

         Some executive officers and other salaried employees do not receive the full amount of their bonus even if the minimum net income level is achieved. For these individuals, a portion of their bonus compensation is determined based on other measurable criteria.

         For 1997, one of the Company's executive officers received a bonus other than the 1997 Bonus Plan because other goals were met.

         Stock Options. The total compensation program for executives also includes equity-based compensation. The Company's shareholders have approved a series of non-qualified stock option plans. These plans encourage and create ownership and retention of the Company's stock by the vast majority of salaried employees. The equity portion of the executives' compensation provides a tool to recruit and retain employees, as well as to align the interest of the employees with those of the non-employee stockholders. The individuals constituting the Compensation Committee also constitute the Stock Option Committee and, as such, administered these stock option plans in 1997. The Stock Option Committee determines the amount of stock options awarded to individual executives. In general, options are granted to executives annually. Although, under the Company's existing stock option plans (other than the 1994, 1995 and 1996 Non-Qualified Stock Option Plans), there is no limitation, either a minimum or maximum, on the number of options that can be granted to an individual, usually individuals of the same salary grade level receive approximately the same number of options. Variations from this standard are based upon individual performance using the criteria stated above. Mr. Jochum recommended the number of options to be granted to each executive officer, including himself, during 1997, considering the criteria for performance listed above, as well as such factors as the potential of the recipient and prior grants. The Stock Option Committee granted options in the amounts recommended by Mr. Jochum. In general, during 1997, executive officers were only granted options if they were promoted during the year.

         Section 162(m). Section 162(m) of the Code limits the ability of a public company, such as the Company, to deduct, in 1994 and subsequent years, compensation paid to executive officers who are named in its "Summary Compensation Table" in excess of $1 million per year unless certain conditions are met. What the requirements are vary depending on the type of compensation paid. One requirement applicable to both stock option and bonus plans is that the material terms of the plan must be disclosed to, and approved by, the public company's stockholders in a separate vote. Accordingly, the Company is soliciting stockholder approval of its 1998 Senior Management Bonus Plan. The Company generally intends to take steps so that its stock option and bonus programs generally available to all employees comply with the requirements of
Section 162(m).

James A. Wild (Chairman)
Walter Girardin
Creighton R. Schneck

Stock Performance Graph


         The following graph compares the change in the Company's cumulative total return on its Common Stock [ ] with (a) the change in the cumulative total return on the stocks included in the New York Stock Exchange Stock Market Index [ -- -- -- ], and (b) the Standard & Poors MidCap Health Care Managed Care Index [ - -_ - - ].


         These comparisons assume an investment of $100 made on December 31, 1992 and compares relative values on a semi-annual basis for the years ending December 31, 1993, 1994, 1995, 1996, and 1997. All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during this period. The Common Stock price performance shown below should not be viewed as being indicative of future performance.

(Stock Performance Graph is Shown here containing plot points below.)

                                           Dec-92 Jun-93 Dec-93 Jun-94 Dec-94 Jun-95 Dec-95 Jun-96 Dec-96 Jun-97 Dec-97

Mid Atlantic Medical Svcs                  $100   $121   $187   $326   $335    $271   $355   $209   $196   $228  $187
NYSE Composite Index                       $100   $105   $111   $107   $112    $130   $146   $161   $178   $212  $236
S&P MidCap Health Care
  (Mgd Care) Index                         $100   $ 80   $ 89   $ 90   $105    $ 88   $129   $104   $104   $114 $  69

Compensation Committee Interlocks and Insider Participation

         During 1997, the members of the Company's Compensation Committee were James A. Wild (Chairman), Creighton Schneck and Walter Girardin. No member of the Committee is a former employee of the Company or any of its Subsidiaries.

         As a result of the nature of the business conducted by the Company, certain members of the Board of Directors of the Company have received fees for physician services rendered on behalf of persons enrolled in the HMO plans run by the Company and its Subsidiaries ("Enrollees"). Such persons, except as noted below, were compensated at the same rate as were non-director primary care and specialist physicians ("Participating Physicians"). Compensation from PHP-MD for medical services rendered by all Participating Physicians (or corporations or partnerships of which they were partners, affiliates or stockholders) ranged from $0 to approximately $4.2 million in 1997. MD-IPA also provides health coverage to members of the Board of Directors of the Company who are members of the Board of Directors of PHP-MD or MD-IPA at reduced rates. The following table sets forth the total 1997 compensation from PHP-MD earned by members of the Board of Directors and nominees for director for medical services rendered to Enrollees, for services rendered as directors of the Company and its Subsidiaries and for health coverage where such amounts exceeded $60,000 in 1997. Certain other directors serve on the Board of Directors of the Company's Subsidiaries, however, the fees for such services did not exceed $60,000 in 1997.

                                                 Medical Services             Total Compensation
Francis C. Bruno, M.D.                            $   113,353(1)               $   189,864
Peter L. Flaherty, Jr., M.D.                      $   408,990(2)               $   420,040
John P. Mamana, M.D.                              $ 2,087,200(3)              $  2,097,975
William M. Mayer M.D.                             $   909,852(4)               $   926,427

----------------------------------------

(1) Paid to the Francis C. Bruno, M.D., P.A. partnership for medical services for enrollees of MD-IPA and OCI.
(2) Paid to the Peter J. Flaherty, Jr., M.D. and Charles R. Tuegel, M.D. partnership for medical services for enrollees of MD-IPA and OCI.
(3) $1,604,459 was paid to Virginia Medical Associates, P.C. for medical services for enrollees of MD-IPA and OCI and $482,741 was paid to Virginia Medical Associates, P.C. for a special capitation payment related to Utilization Review Services.
(4) Paid to Drs. Esposito, Mayer, Hogan and Associates, P.A. partnership for medical services for enrollees of MD-IPA and OCI.

         A wholly owned subsidiary of MD-IPA, MD-IPA Surgicenter, entered into a general partnership agreement with a wholly owned subsidiary of Surgical Care Affiliates, and such general partnership entered into a limited partnership agreement to form the Montgomery Surgery Center Limited Partnership. The limited partnership owns one ambulatory surgery center ("Montgomery Surgicenter"). As of February 25, 1998, the following table sets forth the limited partnership interests that members of the Board of Directors, nominees for director and executive officers of the Company hold in the Montgomery Surgery Center Limited Partnership, the partnership which owns the Montgomery Surgicenter.

Name                                 Limited Partnership Interest (in Units)(1)

Peter L. Flaherty, Jr., M.D.                            1.0
----------------------------------------

(1) One Unit entitles a person to approximately 1.7 percent of the cash distributions made by the Montgomery Surgery Center Limited Partnership. The cost of a Unit was approximately $15,000. 32.5 Units are outstanding.

Summary Compensation Table

          The following table shows the compensation paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers whose salary and bonus, if any, exceeded $100,000 during 1997.

                                                                                         Long-term
                                                                                       Compensation

                                    Annual Compensation        Awards

                                                                                Securities
Name and                                                     Other Annual       Underlying     All Other
Principal Position         Year     Salary($)    Bonus($)    Compensation($)    Options(#)     Compensation($)

George T. Jochum           1997     $1,385,724         -0-           -0-          50,000       $     8,628(3)(4)
Chairman of the Board,     1996     $1,828,280         -0-           -0-         200,000       $   826,918(3)(4)
President, and Chief       1995     $1,663,566         -0-           -0-         148,500       $ 1,859,452(3)(4)(5)
Executive Officer

Thomas P. Barbera          1997     $   308,698        -0-           -0-             -0-              -0-
Executive Vice             1996     $   305,930        -0-           -0-           36,000             -0-
President, Government-     1995     $   283,103        -0-           -0-           42,000      $       9,160(5)
al Services

Mark D. Groban             1997     $   278,107  $  32,968           -0-             -0-              -0-
President of MAPSI         1996     $   283,943  $  20,185           -0-           30,000             -0-
and Alliance               1995     $   295,442  $ 117,669(1)        -0-           24,000      $     53,787(5)

Robert E. Foss             1997     $   280,020        -0-           -0-             -0-              -0-
Executive Vice             1996     $   280,020        -0-           -0-           30,000             -0-
President, Chief           1995     $   269,632        -0-           -0-           36,000             -0-
Financial Officer

Joseph L. Guarriello       1997     $   272,168        -0-           -0-             -0-              -0-
Executive Vice President   1996     $   277,867        -0-           -0-          24,000              -0-
General Counsel and        1995     $   291,172        -0-           -0-          24,000       $    55,318(5)
Secretary

----------------------------------------
(1) Bonus Paid under the 1994 Bonus Plan.
(2) Perquisites and other personal benefits represented the lesser of $50,000 or 10% of annual salary and bonus.
(3) $818,290,  and  $1,681,605  were accrued in 1996 and 1995, respectively, relating to Mr.Jochum's augmented retirement benefit provided by his Employment Agreement. Due to a change in pension formula, the Company in 1997 recognized a one time benefit of approximately $1.1 million. See "Management Employment Agreement" below.
(4) Includes $8,628 in premiums paid by the Company in 1997, 1996 and 1995 for life insurance for which Mr. Jochum may designate the beneficiary.
(5) As of December 31, 1994, the Company terminated its defined benefit pension plan. On December 22, 1995, participants received termination distributions from the plan. Each named executive officers termination distribution is included the "All Other Compensation" column. Mr. Jochum's termination distribution was $169,219.

Management Employment Agreement

         The Company and MD-IPA have entered into an Employment Agreement ("Agreement") with Mr. Jochum for the period January 1, 1991 through December 31, 1998. On November 21, 1997 the Company entered into a new Agreement ("New Agreement") with Mr. Jochum for the period January 1, 1999 to December 31, 2001. Except for a few issues to be discussed below, the Agreement and the New Agreement (collectively the "Agreements") are similar in their terms. Mr. Jochum's annual base salary under the Agreement was $1,373,403 for 1997. Under the terms of the New Agreement, Mr. Jochum's base salary in 1998, and every year subsequent, will be $1,350,000.

         Mr. Jochum is entitled to participate in the Company's management bonus program. The amount available for Mr. Jochum is calculated based on the Company's income before income taxes and is prior to the return of the amount withheld, if any, by PHP-MD as part of the claims reserve risk pool. His minimum bonus amount is 25% of that year's base salary and his maximum bonus is 50% of base salary. Additionally, under the terms of the Agreement, Mr. Jochum is entitled to a special bonus not to exceed 50% of his base salary should he accomplish special performance criteria identified by the Company's Board of Directors. Mr. Jochum waived receipt of his special bonus with respect to 1998. The is no special bonus under the terms of the New Agreement.

         The Agreements may be terminated by the Company in the event of a material breach thereof by Mr. Jochum or for cause; however, termination of the Agreements by the Company, even for material breach or cause, does not effect any obligation of the Company or arising under the Agreements. The Company may also, with cause, reassign Mr. Jochum from his position as Chairman, Chief Executive Officer and President of the Company.

         In the event of a "change of control" as defined in the Agreements, Mr. Jochum will receive cash equal to twice his base salary for the year in which such "change in control" occurs. In addition, all stock options to which Mr. Jochum is entitled will immediately vest and become exercisable. In the event of a "change in control" the value of all payments, benefits and other consideration received and contingent upon a change in control and any additional payments in the nature of compensation described by Section 280G(b)(2) of the Code may not exceed an amount that is equal to three times the average taxable compensation to Mr. Jochum from the Company for the "base period" as that term is defined in Section 280G(d)(2) of the Code. A "change in control" is deemed to occur under the Agreements if, at any time, (a) substantially all the assets of the Company or, in the Agreement only, MD-IPA, shall have been sold or transferred by sale, merger or otherwise, or if any "person" (as such term is used in Sections 13(d) or 14(d) of the 1934 Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company or, in the Agreement only, MD-IPA, representing 50% or more of the combined voting power of the then-existing outstanding securities of the Company or, in the Agreement only, MD-IPA; and (b) Mr. Jochum is reassigned in accordance with the Agreements within six months of such sale, merger or other event; provided, however, that no "change in control" is deemed to occur under the Agreements if Mr. Jochum's reassignment is on a temporary basis and is attributable to Mr. Jochum's illness or other physical, mental or emotional disability or incapacity.

         The Agreement provides that, upon retirement, Mr. Jochum is entitled to an augmented retirement benefit so that he will receive in total, under the Agreement and under all of the Company's retirement plans, an annual benefit in an amount equal to three percent of his base salary during the final year of the Agreement multiplied by the number of years of service to the Company. Under the terms of the New Agreement, Mr. Jochum will receive an annual benefit of $450,000 per year for 15 years. Payment, if any, of the augmented retirement benefit through 1998 will be made in the form of an annuity for a fixed term of years payable to Mr. Jochum, or his estate, heirs, or assignees as determined by him. Such terms of the annuity shall be the actuarial equivalent of a fixed and certain term as compared to the average life expectancy for an individual of the age and status of Mr. Jochum at the date of retirement or death. The Company is not obligated to pay any augmented retirement benefit under the Agreements if Mr. Jochum is terminated for cause by the Company. In accordance with a personal service contract negotiated by the Company, its Chairman is entitled to supplemental pension benefits based upon years of service and attained salary levels. Expense recognized related to this plan was $818,000 and $1,682,000 for the years ended December 31, 1996 and 1995, respectively. During 1997, the service contract was renegotiated, at which time the supplemental pension benefits package was amended to include a fixed payment benefit of $450,000 per year for a fixed term of 15 years. Due to a change in pension formula, the Company in 1997 recognized a one time benefit of approximately $1.1 million. As of December 31, 1997, Mr. Jochum had 10 years of credited service.

         The Agreements also provides that either Mr. Jochum or his spouse at the time of his death is eligible for health coverage from the Company or its successor during the term of their respective lives, such health coverage to be paid for by Mr. Jochum or his spouse. The Company has also agreed to obtain, pay all premiums for and maintain a $200,000 whole life insurance policy on the life of Mr. Jochum for which he may designate the beneficiary. The Company has no obligation to provide such insurance if Mr. Jochum is not insurable at ordinary market rates and without material cost or other adjustments.

1997 Options Grants Table

         The following table shows certain information regarding the options granted to the named executive officers of the Company in 1997. The Company did not grant any stock appreciation rights to these individuals in 1997.

                                 Individual Grants

                                      % of Total                                     Potential Realizable Value at
                      Securities      Options                                        Assumed Annual Rates of
                      Underlying      Granted to       Exercise                      Stock Price Appreciation for
                      Options         Employees in     or Base         Expiration             Option Term
Name                  Granted(#)      Fiscal Year      Price ($/Sh)    Date          5%($)           10%($)
----                  ----------      -----------      ------------    ----          -----           ------

George T. Jochum      50,000          4.71%            $13.625         11/21/2002    $188,217        $415,910

Thomas P. Barbera              0           0%              -                 -            -               -

Mark D. Groban                 0           0%              -                 -            -               -

Robert E. Foss                 0           0%              -                 -            -               -

Joseph L. Guarriello           0           0%              -                 -            -               -

----------------------------------------
(1) Becomes exercisable in substantially equal installments on June 1, 1998, 1999 and 2000. Each option becomes immediately exercisable in the event of a change of control of the Company.

Aggregated Option Exercises in 1997 and December 31, 1997 Option Values

         The following table contains information regarding options exercised by the named executive officers during 1997 and the number and value of unexercised options at December 31, 1997. No information is presented for stock appreciation rights as none have been granted by the Company.


                                                                         Number of Securities    Value of
                                                                         Underlying              Unexercised
                                                                         Unexercised             In-the-Money
                                                                         Options at              Options at
                                                                         12/31/97                12/31/97 (1)
--------------------------------------------------------------------------------------------
                               Shares Acquired       Value               Exercisable/            Exercisable/
Name                           On Exercise (#)       Realized ($)        Unexercisable (#)       Unexercisable ($)
--------------------------------------------------------------------------------------------

George T. Jochum               250,000               $2,385,006          613,000/183,500         $1,424,999/$0

Thomas P. Barbera              16,325                $130,940            128,575/38,000          $291,806/$0

Mark D. Groban                 54,000                $630,002            119,600/28,000          $384,750/$0

Robert E. Foss                 -0-                   $-0-                94,000/32,000           $0/$0

Joseph L. Guarriello           18,000                $210,001            117,600/24,000          $384,750/$0

----------------------------------------
(1) Based on closing price on the New York Stock Exchange of $12.75 on December 31, 1997.

         RATIFICATION OF ADOPTION OF THE 1998 NON-QUALIFIED STOCK OPTION
                                      PLAN

                                  (Proposal 2)

         The Company's Board of Directors ("Board") adopted the 1998 Non-Qualified Stock Option Plan ("1998 Plan") on February 25, 1998 and it intends to submit the 1998 Plan to stockholders for approval at the Annual Meeting. The Company is soliciting stockholder approval of the 1998 Plan so that the 1998 Plan complies with the requirements of Section 162(m) of the Code and the Company's ability to deduct compensation paid to executive officers under the 1998 Plan is preserved. The 1998 Plan becomes effective May 1, 1998; provided, however, that the 1998 Plan will not be effective unless and until it is approved by the Company's stockholders. Pursuant to the 1998 Plan, 1.5 million shares of Common Stock were reserved for future issuance by the Company to directors, officers, and key employees through the grant of non-qualified stock options to purchase Common Stock of the Company. These shares of Common Stock will be deposited in the Trust.

Purpose

         The purpose of the 1998 Plan is to advance the interest of the Company and its Subsidiaries by encouraging and providing for the acquisition of an equity interest in the Company by non-employee directors, officers, and key employees through the grant of options to purchase Common Stock. The 1998 Plan will enable the Company to retain the services of non-employee directors, officers and key employees upon whose judgment, interest, and special effort the successful conduct of its operations are largely dependent and to compete effectively with other enterprises for the services of non-employee directors officers and key employees as may be needed for the continued improvement of its business. The consideration for issuance of the non-qualified stock options is the continued services of the non-employee directors, officers and employees to the Company and its Subsidiaries.

Administration

         The Board may appoint more than one Committee to administer the 1998 Plan. If it appoints more than one Committee, one Committee will have the authority to grant options to a participant who is either, at the date of grant of the option, a "covered employee" as defined in Section 162(m) of the Code or who is subject to Section 16 of the 1934 Act; however, such Committee will also have the authority to grant options to other participants. This Committee, which will be the Stock Option Committee, must be composed of at least two directors of the Company, each of whom is a "non-employee director" as defined in Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. If, however, at least two of the Company's directors are not both "non-employee directors" and "outside directors," the Board may grant options to a participant who is either a "covered employee" or subject to Section 16 of the 1934 Act, in which case the Board may also administer the 1998 Plan.

         The other Committee ("the Select Committee") will be composed of at least one director, who may be an officer of the Company. The initial member of this Committee, the Select Committee, will be George T. Jochum. This Committee will have authority to grant options to a participant who is not, at the date of grant of the option, either a "covered employee" as defined in Section 162(m) of the Code or subject to Section 16 of the 1934 Act. If, however, there is a conflict between the determinations made by the Stock Option Committee and the Select Committee, the determinations made by the Stock Option Committee shall control.

         Each Committee will act by a majority vote of its members. Each Committee with respect to the participants over which it has jurisdiction has the sole and absolute discretion to interpret the 1998 Plan, to establish and modify administrative rules for the 1998 Plan, to select the officers and other key employees to whom options may be granted, to determine the terms and provisions of the respective options agreements (which need not be identical), to determine all claims for benefits under the 1998 Plan, to impose such conditions and restrictions on options as it determines appropriate, to determine whether the shares delivered on exercise of options will be treasury shares or will be authorized but previously unissued shares, and to take such steps in connection with the 1998 Plan and options granted hereunder as it may deem necessary or advisable. No action of a Committee is effective it if contravenes or amends the 1998 Plan in any respect.

         Members of each Committee, as directors of the Company, serve until their successors are elected and qualified, and may be removed, with or without cause, by the holders of two-thirds shares entitled to vote at an election of directors or for cause by an affirmative vote of the entire Board of Directors at any regular or special meeting of the Board of Directors. The members of the Stock Option Committee and the Select Committee are set forth in "Directors and Executive Officers-Board Meetings and Committees."

Option Grants to Officers and Key Employees

         Eligibility. Any officer or key employee of the Company or its Subsidiaries, including any director who is also an employee, is eligible to receive options under the 1998 Plan. As of December 31, 1997, the approximate number of employees who would be eligible to participate in the 1998 Plan was 651.

         Each employee may not receive options to purchase more than one million shares under the 1998 Plan during the term of the 1998 Plan. Except for the limitation in the preceding sentence and the limitation on the types of participants to whom the Select Committee may grant options, each Committee has complete authority to determine those officers and key employees to whom options may be granted.

         Term; Exercisability. The grant of an option will be evidenced by a written stock option agreement executed by the Company and the optionee, stating the number of shares of Common Stock subject to the option and other terms that the Committee may determine. The term of each option will be determined by the Committee at the time the option is granted; provided, however, that no option under the 1998 Plan may have a term in excess of five years after the date of grant. Each option is exercisable in such installments and at such times as designated by the Committee. Installments, to the extent not exercised, accumulate and are exercisable until the option expires, unless the Committee determines otherwise.

         Option Price and Payment; Fair Market Value. The 1998 Plan provides that the purchase price of the shares of Common Stock issuable on exercise of an option shall be no less than the fair market value of the Common Stock of the Company as of the date of the grant of the option.

         Fair market value of a share of Common Stock means, as of any given date, the closing sales price of a share of Common Stock on such date on the principal national securities exchange on which the Common Stock is then traded or, if the Common Stock is not then traded on a national securities exchange, the closing sales price or, if none, the average of the bid and asked prices of the Common Stock on such date as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). If, however, there were no sales reported as of such date, fair market value will be computed as of the last date preceding such date on which a sale was reported. If any such exchange or quotation system is closed on any day on which fair market value is to be determined, fair market value will be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading. In the event the Common Stock is not admitted to trade on a securities exchange or quoted on NASDAQ, the fair market value of a share of Common Stock as of any given date will be as determined in good faith by the Committee, in its sole and absolute discretion, which determination may be based on, among other things, the opinion of one or more independent and reputable appraisers qualified to value companies in the Company's line of business. Notwithstanding the foregoing, the fair market value of a share of Common Stock will never be less than par value per share.

         Termination of Employment. In general, in the event of the termination of an optionee's employment for reasons other than death or disability, the optionee has the right to exercise any option with respect to all or any part of the shares subject thereto, to the extent that the option had become exercisable at the time of such termination for a period of three months following the date of termination, but in no event later than the expiration date of the option. Each Committee may, however, permit an employee participant who will render significant services to the Company or a Subsidiary following termination of employment to continue to accrue service with respect to the vesting of his or her options. In general, in the event that the optionee's employment is terminated by his or her death or permanent disability within the meaning of
Section 22(e)(3) of the Code, all options granted under the 1998 Plan to such optionee may be exercised (whether or not otherwise exercisable) at any time within one year after the optionee's death or termination because of disability, but in any event no later than the expiration date of the option. Each Committee may, however, in its discretion provide for shorter or longer periods of time in an option agreement.

         In addition, each Committee may permit the purchase of Common Stock subject to any option granted to an employee participant prior to the time such option would otherwise become exercisable under the terms of the option agreement. Each Committee also may permit any option granted to an employee participant to be exercised after its expiration date; provided, that no option may be exercised more than five years after its date of grant.

Non-Employee Director Options

         Non-Employee Directors; Number of Shares. The 1998 Plan provides that, on May 1, 1998, each person who is a director of the Company or one of its
Subsidiaries but who is not an employee of the Company or one of its Subsidiaries ("Non-Employee Director") on such date will be granted a Non-Employee Director Option. Dr. Bruno is considered a Non-Employee Director for this purpose. However, a Non-Employee Director will only receive one Non-Employee Director Option on May 1, 1998 even if he or she serves as a Non-Employee Director of the Company and/or of one or more of its Subsidiaries. As of May 1, 1998, the number of Non-Employee Directors anticipated to be eligible to participate in the 1998 Plan is approximately 16 (which includes 1 Non-Employee Director nominee).

         Each Non-Employee Director Option will entitle the holder to purchase 3,000 shares of Common Stock. If, however, a Non-Employee Director is not an Non-Employee Director of the Company on May 1, 1998 his or her Non- Employee Director Option will only entitle him or her to purchase 2,400 shares of Common Stock

         Such number of shares is, however, subject to increase (but not to decrease) based on the application of the factor described below. However, a Non-Employee Director Option will not entitle the holder to purchase more than 6,000 shares (4,800 shares of a Non-Employee Director is not a Non-Employee Director of the Company on May 1, 1998) of Common Stock.

        Each Non-Employee Director Option will entitle the holder to purchase an additional 150 shares (120 shares if a Non-Employee Director is not an Non-Employee Director of the Company on May 1, 1998) of Common Stock for each calendar year the Non-Employee Director has served as a director of the Company or of one of its Subsidiaries, but only if such calendar year has been completed prior to May 1, 1998. The 1998 Plan contains rules for calculating years of service as a director.

         Assuming that all of the Company's nominees for election as a director are elected at the Annual Meeting and all of such persons and the Company's continuing directors continue to serve as such, on May 1, 1998 the Company's current directors will receive in the aggregate options to purchase 33,600 shares and John H. Cook III, M.D. will receive an option to purchase 4,350 shares, Raymond H. Cypess D.V.M., Ph.D. will receive an option to purchase 3,450 shares, and Edward J. Muhl will receive an option to purchase 3,000 shares.

         Exercise Price; Term. The exercise price per share for Non-Employee Director options will be the fair market value of a share of Common Stock on May 1, 1998. All Non-Employee Director Options will have a five year term.

         Exercisability; Termination of Service. Each Non-Employee Director Option will become exercisable cumulatively in three equal installments on June 1, 1999, June 1, 2000 and June 1, 2001. However, if a Non-Employee Director is removed for cause, any option held by such Non-Employee Director will cease to continue to become exercisable on or after the date of such removal. For this purpose, cause means removal as a director by the holders of Common Stock or the Company's Board of Directors for cause or, if a Non-Employee Director is not a director of the Company, removal as a director by the holders of common stock of any Subsidiary on whose Board of Directors he or she serves or by such Board of Directors for cause.

         If a Non-Employee Director's service with the Company terminates for any reason or if such person ceases to be a Non-Employee Director, such option will continue to become exercisable and may be exercised until the expiration of the stated term of the option. Accordingly, if a Non-Employee Director is removed for cause, he or she may continue to exercise his or her Non-Employee Director Option until the expiration of the stated term of such option, but only to the extent that (a) such option became exercisable prior to the date of such removal and (b) it was not previously exercised.

Exercise of Options

         Options may be exercised by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice must be accompanied by payment in full of the purchase price in such form as the Committee may accept (including payment in accordance with a cashless exercise program approved by the Committee). A participant (including a Non-Employee Director) also has the right to pay the exercise price, in full or in part, in the form of Common Stock duly owned by the participant (and for which the participant has good title, free and clear of any liens and encumbrances). Any already issued Common Stock used for payment must have been held by the participant for at least six months. No Common Stock will be issued on exercise of an option until payment, as provided, herein, therefore has been made. A participant will generally have the right to dividends or other rights of a stockholder with respect to Common Stock subject to the option only when certificates for shares of Common Stock are issued to the participant.

Transferability

         Stock options granted under the 1998 Plan are transferable only by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. However, the 1998 Plan is not subject to the provisions of ERISA and is not qualified under Section 401(a) of the Code.

Adjustments upon Changes in Capitalization; Change in Control

         Recapitalization. The number and kind of shares subject to outstanding options, the purchase price or exercise price of such options, the amount of Non-Employee Director Options to be granted, the limit on the number of options that may be granted to an employee and the number and kind of shares available for options subsequently granted under the 1998 Plan will be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the 1998 Plan or the options granted under the 1998 Plan. The Committee has the power and sole and absolute discretion to determine the nature and amount of the adjustment to be made in each case.

         Sale  or   Reorganization.   After  any   reorganization,   merger,  or
consolidation in which the Company is the surviving entity, each participant will, at no additional cost, be entitled upon the exercise of an option outstanding prior to such event to receive (subject to any required action by stockholders), in lieu of the number of shares of Common Stock receivable on exercise pursuant to such option, the number and class of shares of stock or other securities to which such participant would have been entitled pursuant to the terms of the reorganization, merger, or consolidation, if at the time of such reorganization, merger, or consolidation ,such participant had been the holder or record of a number of shares of Common Stock equal to the number of shares of Common Stock receivable on exercise pursuant to such option.
Comparable rights will accrue to each participant in the event of successive reorganizations, mergers, or consolidations of the character described above.

         Options to Purchase Stock of Acquired Companies. After any reorganization, merger, or consolidation in which the Company is a surviving entity, the Committee may grant substituted options under the provisions of the 1998 Plan, replacing old options granted under a plan of another party to the reorganization, merger, or consolidation whose stock subject to the old options may no longer be issued following such reorganization, merger, or consolidation. The foregoing adjustments and manner of applications of the foregoing provisions will be determined by the Committee in its sole and absolute discretion. Any such adjustments may provide for the elimination of any fractional shares of Common Stock that might otherwise become subject to any options.

         Changes in Control. (1) Upon the dissolution or liquidation of the Company, (2) upon a reorganization, merger, or consolidation in which the Company is not the surviving corporation, (3) upon the sale of substantially all of the property or assets of the Company to another corporation or (4) if at least 50% or more of the voting stock of the Company is sold either through a tender offer or otherwise to a party or an affiliated group of parties, then the 1998 Plan and the options issued thereunder will terminate, unless provisions are made in connection with such transaction for the assumption of options therefore granted, or for the substitution for such options of new options of the successor corporation or a parent or subsidiary thereof, with appropriate adjustment as to the number and kinds of shares and the per share exercise prices. In the event such options terminate, all outstanding options will be exercisable in full for at least 30 days prior to such termination date, whether or not exercisable during such period, provided that no option will be exercisable more than five years following its date of grant. For purposes of this provision, the Company refers to Mid Atlantic Medical Services, Inc. MD-IPA, OCI and/or PHP-MD, jointly or separately. The Committee determines the date on which options may become exercisable pursuant to this provision.

Amendment and Termination of the 1998 Plan

         Amendment. The Company's Board of Directors has complete power and authority to amend the 1998 Plan at any time it is deemed necessary or appropriate; provided, however, that the Board may not, without the affirmative approval of a simple majority of the holders of Common Stock, represented, by person or by proxy, and entitled to vote at an annual or special meeting of the holders of Common Stock, make any amendment that requires stockholder approval under any applicable law or rule, unless the Board determines that compliance with such law or rule is no longer desired. No termination or amendment of the 1998 Plan may, without the consent of the affected participant, adversely affect the right of such individual under such option. However, the Committee may, in its sole and absolute discretion, make provision in an option agreement for such amendments that, in its sole and absolute discretion, it deems appropriate.

         Termination. The 1998 Plan will terminate on April 30, 2003; however the Company's Board of Directors has the right and the power to terminate the 1998 Plan at any time. No option may be granted under the 1998 Plan after the termination of the 1998 Plan. The termination of the 1998 Plan will not have any other effect and any option outstanding at the time of the termination of the 1998 Plan may be amended and exercised and may vest after the termination of the 1998 Plan at any time prior to the expiration date of such option to the same extent such option could have been amended and would have been exercisable or vest had the 1998 Plan not terminated.

Options Currently Outstanding

         No options have been granted at this time under the 1998 Plan. The total market value as of February 25, 1998 of 1.5 million reserved shares was $16,687,500 (based on the closing sales price on the NYSE).

Federal Income Tax Consequences

         The following summary is a general discussion of certain of the principal federal income tax consequences of the exercise of options issued pursuant to the 1998 Plan and the later disposition of the shares acquired by such exercise.

         Under present regulations and published authorities, an officer, director or employee ("holder") recognizes no income when he or she receives an option under the 1998 Plan. Upon the exercise or other disposition of an option, however, the holder will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price (called the "option spread"). If an option holder sells shares acquired by the exercise of an option granted under the 1998 Plan, the option holder generally will realize capital gain or loss in the year of such sale in an amount equal to the difference between (I) the net proceeds from the sale and (ii) the option exercise price plus the amount included in income upon exercise of the option. If such shares are held for more than one year, than any gain or loss on their sale will be long-term capital gain or loss taxable at a reduced rate. The applicable capital gains rate will depend on the holder's marginal tax rate and the length of time the shares are held prior to sale.

         The Company generally will be entitled to a tax deduction for federal income tax purposes for the fiscal year in which the holder recognized ordinary income. The amount of the deduction will equal the amount included in the option holder's gross income for federal income tax purposes by reason of such exercise. The Company is entitled, under present Treasury regulations, to deduct the amount shown on a timely issued Form W-2 (or Form 1099 if applicable) as includible with the holder's gross income.

         Legislation enacted in 1993 limits the amount of compensation deductible to a public corporation for U.S. income tax purposes to $1,000,000 per executive officer. This limitation does not apply to compensation arrangements that are based on the performance of the corporation and have been approved by its shareholders.

         Under the 1998 Plan, each optionee must arrange with the Company a means of paying any federal, state, local or foreign withholding tax as required by law upon the exercise of an option under the 1998 Plan. Such amounts may be paid, at the election of the optionee, either (I) in cash withheld from the employee's salary or other compensation payable by the Company or a Subsidiary,
(ii) in shares of Common Stock already owned or otherwise issuable to the employee upon exercise of an option that have a fair market value on the date on which the amount of tax to be withheld is determined equal to the amount of tax the Company is entitled to withhold, or (iii) cash paid to the Company by the optionee.

               THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                   RATIFICATION OF ADOPTION OF THE 1998 PLAN.

          RATIFICATION OF ADOPTION OF THE 1998 SENIOR MANAGEMENT BONUS
                                      PLAN

                                  (Proposal 3)

         The Company's Compensation Committee adopted the 1998 Senior Management Bonus Plan ("1998 Bonus Plan") on February 25, 1998, the Company's Board of Directors ratified the adoption of the 1998 Bonus Plan on February 25, 1998 and the Company is submitting the 1998 Bonus Plan to the stockholders at the Annual Meeting. The Company is soliciting stockholder approval of the 1998 Bonus Plan so that the 1998 Bonus Plan complies with the requirements of Section 162(m) of the Code and the Company's ability to deduct compensation paid to executive officers under the 1998 Bonus Plan is preserved. Amounts payable to participants under the 1998 Bonus Plan will not be paid unless and until the 1998 Bonus Plan is approved by the Company's stockholders. Pursuant to the 1998 Bonus Plan, participants will receive in cash a percentage of their annual base compensation if a predetermined net income goal is met. The net income goal is selected such that, if the goal is achieved, the underlying value of the Company's Common Stock should increase. Thus, the 1998 Bonus Plan provides an incentive for management to perform in a way that directly benefits stockholders.

Terms

         Generally, full-time non-sales salaried employees of the Company Level 17 and above will receive a percentage of their base annual cash compensation as a distribution from the 1998 Bonus Plan if the Company's consolidated 1998 net income equals or exceeds $33.750 million (before income taxes, expansion or acquisition costs and prior to the return of any portion or all of the physicians' withhold and payment of physicians' bonuses). The percentage that a participant will receive is based upon that individual's grade level. Salary percentages are as follows:

                  CEO                                             12.5 to 50%
                  Executive Staff (Level 18 & above)               6.0 to 35%
                  Senior Staff (Level 17)                          5.5 to 30%

         If the above mentioned net income target is met in 1998, the minimum percentages as set forth above will be payable to participating personnel. Alternatively, if consolidated net income (as adjusted) equals or exceeds $52.5 million, then the maximum percentage set forth above will be payable to participants. If the amount of such consolidated net income is between $33.750 million and $52.5 million, then the bonus is prorated.

         Certain individuals who are assigned to particular departments will not receive a bonus under the 1998 Bonus Plan based solely on the achievement of the 1998 consolidated net income goal. 50% of these individuals' 1998 cash bonuses will be based upon the achievement of certain other measurable criteria and is not paid under the 1998 Bonus Plan.

         The Company's Board of Directors may not amend the 1998 Bonus Plan to materially increase the amounts payable thereunder to participants.

         The 1998 Bonus Plan is substantially similar to the 1998 Management Bonus Plan, in which all full-time non- sales level personnel levels 10-16 participate, except that the percentage payments are lower.

Eligibility

         All full-time non-sales personnel Level 17 and above participate in the 1998 Bonus Plan. As of January 1, 1998, approximately 30 individuals were eligible to participate in the 1998 Bonus Plan. Full-time non-sales employees Level 17 and above who are hired during the course of 1998 are also eligible to participate in the 1998 Bonus Plan, with their bonus being prorated based upon their actual service during 1998.

         In general, bonus payments will be calculated based on the salary level on March 1, 1998. With respect to new participants who are hired or initially promoted to a full-time non-sales position Level 17 or higher after March 1, 1998, the bonus will be calculated at the initial Level 17 or higher salary and prorated for the portion of the year that the employee was employed in such position. With respect to a participant who is demoted during 1998, the amount will be calculated on a pro-rata basis based on the portion of the year that the employee was employed in a full-time non-sales position Level 17 or higher.

         No bonus will be paid to a participant who is not employed by the Company on December 31, 1998. In the event of death or retirement, the participant or his or her beneficiary will receive a pro-rated portion of the bonus.

         The salary levels on March 1, 1998 for the following full-time non-sales executive officers were as follows:

                  Name                                        Base Salary

                  George T. Jochum                            $ 1,350,000

                  Thomas P. Barbera                           $   308,700

                  Paul E. Dillon                              $   166,000

                  J. Stevens Dufresne                         $   257,250

                  Vera C. Dvorak, M.D.                        $   245,000

                  Robert E. Foss                              $   280,000

                  Susan D. Goff                               $   180,000

                  Richard W. Gorenflo                         $   162,750

                  Mark D. Groban, M.D.                        $   278,100

                  Joseph L. Guarriello                        $   272,160

                  Gretchen P. Murdza                          $   192,500

                  Alfred Talamantes                           $   220,500

                  Catherine F. Tyser                          $   190,000

         The following table shows estimates of the bonuses payable to the named individuals and groups under the 1998 Bonus Plan, assuming the minimum net income goal is achieved and the maximum net income goal is achieved.

                                             Minimum Net               Maximum Net
                                             Income Goal               Net Income
Name                                         Achieved(1)               Goal Achieved(1)

George T. Jochum
Chairman of the Board,
President and Chief Executive Officer         $168,750                 $675,000

Thomas P. Barbera
Executive Vice President,
Government Services                            $18,522                 $108,045

Mark D. Groban
President of MAPSI and Alliance                $16,686                 $97,335

Robert E. Foss
Executive Vice President,
Chief Financial Officer                        $16,800                 $98,000

Joseph L. Guarriello
Executive Vice President,
General Counsel and Secretary                  $16,330                 $95,256

All executive officers as a group             $347,678                 $1,713,536

All directors who are not executive                 $0                 $0
officers as a group

All employees who are not executive            $92,320                 $511,716
officers as a group (2)

----------------------------------------
(1) The calculation is based on salaries for executive officers as of March 1, 1998 and for all other employees as of December 31, 1997. No adjustments have been made for promotions, salary adjustments, terminations or new hires that may occur in 1998.
(2) Payable under the 1998 Bonus Plan. Calculation does not include amounts payable under the 1998 Management Bonus Plan.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF
               ADOPTION OF THE 1998 SENIOR MANAGEMENT BONUS PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Ernst & Young LLP has been the Company's independent public accountants since June 2, 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will have an opportunity, if they so desire, to make a statement and will be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

         Any proposal that a stockholder wishes to have presented at the 1999 Annual Meeting of stockholders of the Company and included in the Company's Proxy Statement and proxy to be used in connection with such meeting must be received at the main office of the Company no later than December 3, 1998. Such proposals should be directed to the attention of Joseph L. Guarriello, Secretary, at Mid Atlantic Medical Services, Inc., 4 Taft Court, Rockville, Maryland 20850. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the 1934 Act, it will be included in the Proxy Statement and set forth in the form of proxy issued for the next annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

         The Bylaws of the Company require stockholders to provide advance notice of all matters to be considered at annual stockholder meetings, including director nominations. The Bylaws require that a stockholder who wishes to propose new business or nominate individuals to the Company's Board of Directors at an annual meeting of the stockholders provide notice to the Company's Secretary of such a proposal or nomination thirty days in advance of the date of the annual meeting. A proposing stockholder can provide less than thirty days notice only if the Company mails its notice of annual meeting less than forty days in advance of the annual meeting date. In such case, the proposing stockholder must give notice to the Company no later than the tenth day on which the Company mails its notice of annual meeting.

         Further, the Bylaws require that the proposing stockholder set forth, in his or her notice to the Company's Secretary, (I) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business, and (iii) the class and number of the Company's capital stock that are beneficially owned by such stockholder, and (iv) any material interest of such stockholder in such business. In cases of a nomination for director, such stockholder's notice shall set forth (I) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected): and (ii) as to the stockholder giving notice (A) the name and address, as they appear on the Company's books, of such stockholder, and (B) the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder.

         The Bylaws also provide that, at any special meeting of the Company's stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Company's Board of Directors.

                                 OTHER BUSINESS

         Management is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies solicited hereby will be voted in accordance with the judgment of the persons voting the proxies.

         After the business session and a report to the stockholders on the progress of the Company and its Subsidiaries, a discussion period will take place during which stockholders will have an opportunity to discuss matters of interest concerning the Company and its Subsidiaries.

                           VOTE REQUIRED FOR APPROVAL

         A plurality of the shares present at the Annual Meeting together with those present by proxy will be sufficient to elect Directors (Proposal 1). As to Proposal 2, Proposal 3, and other matters that may be submitted to the Company's stockholders for approval, a simple majority of the shares present at the Annual Meeting together with those present by proxy will be sufficient to approve such proposals and other matters.

         Under Delaware law, shares represented at the Annual Meeting (either by properly executed proxy or in person) that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions as to Proposals 1, 2 or 3 will have the same effect as votes against the respective proposals. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposals (and therefore will reduce the absolute number - although not the percentage - of votes needed for approval) and will not be counted as votes for or against the proposals. Under applicable rules, brokers will have discretionary voting authority to vote on Proposals 1, 2 and 3.


                                             By Order of the Board of Directors,



                                             /s/   Joseph L. Guarriello





                                             ------------------------------
                                             By: Joseph L. Guarriello
                                             Secretary

Rockville, Maryland
April 2, 1998

                     MID ATLANTIC MEDICAL SERVICES, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 27, 1998
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby authorizes Thomas P. Barbera and George T. Jochum, and each of them individually, with the power of substitution, to vote and otherwise represent all of the shares of common stock ("Common Stock") of Mid Atlantic Medical Services, Inc. ("Company"), held of record by the undersigned, at the Annual Meeting of Stockholders of the Company ("Annual Meeting") to be held at the Corporate Operations Center located at 800 Oak Street, Frederick, Maryland 21703 on Monday, April 27, 1998 at 10:00 a.m., Frederick time, and any adjournment or adjournments thereof, as follows:


         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting. All other proxies heretofore given by the undersigned to vote shares of Common Stock of the Company are expressly revoked.



                   PLEASE COMPLETE, SIGN, DATE AND RETURN THIS
                    PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
                    (Continued and to be signed on the other
                                     side.)





         [  ] Please mark your votes as in this example.

Unless a contrary direction is indicated, this Proxy Will Be Voted "For" the Proposals Referred to in Items 1, 2 and 3. The Board of Directors recommends votes "For" the Proposals referred to in Items 1, 2 and 3.
This Proxy is Solicited on Behalf of the Board of Directors.

(1)      Election of Directors.  Nominees:  John H. Cook, III, M.D.;
         Raymond H. Cypess, D.V.M.; Ph.D; Robert E. Foss and Edward J. Muhl.

         [  ]  FOR [ ] WITHHELD [ ] ABSTAIN
         For,  except vote withheld from the following nominee(s):
         _________________________________________

(2)      To ratify the adoption of the 1998 Non-Qualified  Stock Option Plan.
            [  ]FOR [  ] AGAINST [  ] ABSTAIN

(3)      To ratify the  adoption  of the 1998 Senior  Management  Bonus Plan.
            [  ]FOR [  ] AGAINST [  ] ABSTAIN

(4) In their discretion upon such other business and other matters and proposals as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Whether or not you plan to attend the Annual Meeting, you are urged to execute and return your proxy, which may be revoked at any time prior to its use.

Dated:_____________________
___________________________
Signature of Stockholder
___________________________
Signature(s) of Additional Stockholder(s)

                                   Appendix A



Participants in the 1998 Senior Management Bonus Plan ("Bonus Plan") shall include all full-time non-sales positions Level 17 and above, which includes those individuals who could possibly be affected by Section 162(m) of the Internal Revenue Code, including but not limited to the CEO. This definition includes all full-time non-sales employees who are Level 17 and above as of March 1, 1998 and all full-time non-sales employees who are promoted to or hired at a Level 17 or above after March 1, 1998. Bonuses will be solely predicated on the consolidated earnings performance of Mid Atlantic Medical Services, Inc. (MAMSI) and will be accrued on at least a quarterly basis as documented by the year end audited financial statements.

Bonuses shall be paid according to the following guidelines:

1. Minimum Bonus- Minimum bonuses shall be paid if MAMSI and its consolidated subsidiaries (the "Company") achieve a profit of $33.750 million before income taxes, expansion or acquisition costs, and prior to the physicians' return of withhold and payment of physicians' bonuses.

2. Maximum Bonus- Maximum bonuses shall be paid if the Company achieves a profit of $52.50 million before income taxes, expansion or acquisition costs, and prior to the physicians' return of withhold and payment of physicians' bonuses.

3. Pro-ration- In the event that the Company earns between $33.750 million and $52.50 million, bonus payments will be pro-rated accordingly.

4. Bonus Base- In general, bonus payments will be calculated based on the salary level on March 1, 1998. With respect to new participants who are hired or initially promoted to a full-time non-sales position Level 17 or higher after March 1, 1998, the bonus will be calculated at the initial Level 17 or higher salary. With respect to new participants who are hired or initially promoted to a full-time non-sales position Level 17 or higher after March 1, 1998, the bonus will be calculated at the initial Level 17 or higher salary. With respect to a participant who is demoted during 1998, the amount will be calculated on a pro-rata basis based on the portion of the year that the employee was employed in a full-time non-sales position Level 17 or higher.

5. New Employees- New full-time employees or those who are promoted to a full-time non-sales position Level 17 or higher during 1998 are eligible to participate in the Bonus Plan. The bonus payment will be pro-rated accordingly for the portion of the year that the employee was employed in a full-time non-sales position Level 17 or higher.

6. Termination- No bonus shall be paid to bonus participants who terminate or are terminated by the Company prior to the year end. In the event of retirement or death, the employee or his\her beneficiary will receive a pro-rated portion of the bonus.

7. Time of Payment- Bonus payments shall be distributed immediately following the receipt of the audited financial statement(s) for the Company for the year 1998.

8.       Bonus   Percentages-   The   distribution  of  the  bonus  payments  to
         participants shall be limited according to the following percentage ranges:

         CEO                                                         12.5 - 50%
         Executive Staff (Level 18 & above, excluding CEO)            6.0 - 35%
         Senior Staff (Level 17)                                      5.5 - 30%

9. Relationship to Other Bonus Plan- This Bonus Plan is substantially similar to the 1998 Management Bonus Plan for full-time non-sales employees Level 10 to Level 16. The primary differences between the Bonus Plan and the 1998 Management Bonus Plan are the percentage payments available to personnel and the personnel covered.

10. Interpretation of the Bonus Plan by the Board of Directors- If a question as to the the interpretation of the Bonus Plan arises, the Board of Directors may interpret the Bonus Plan. The decision of the Board is final.

11. Amendment- The Board of Directors may not amend the Bonus Plan to materially increase the amounts payable thereunder to participants.

                                   Appendix B

                       MID ATLANTIC MEDICAL SERVICES, INC.
                      1998 NON-QUALIFIED STOCK OPTION PLAN

Article I.  Purpose, Adoption and Term of the Plan

         1.01 Purpose. The purpose of the Mid Atlantic Medical Services, Inc. 1998 NonQualified Stock Option Plan (hereinafter referred to as the "Plan") is to advance the interests of the Company (as hereinafter defined) and its Subsidiaries (as hereinafter defined) by encouraging and providing for the acquisition of an equity interest in the Company by non-employee directors, officers and key employees through the grant of options to purchase Common Stock (as hereinafter defined). The Plan will enable the Company to retain the services of non-employee directors and key employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent and to compete effectively with other enterprises for the services of non-employee directors, officers and key employees as may be needed for the continued improvement of its business.

         1.02 Adoption and Term. The Plan shall become effective on May 1, 1998, subject to the prior approval of a simple majority of the holders of Common Stock represented, by person or by proxy, and entitled to vote at an annual or special meeting of the holders of Common Stock. The Plan shall terminate on April 30, 2003, or such earlier date as shall be determined by the Board (as hereinafter defined); provided, however, that, in the event the Plan is not approved by a simple majority of the holders of Common Stock represented, by person or by proxy, and entitled to vote at an annual or special meeting at or before the Company's 1998 annual meeting of holders of Common Stock, the Plan shall terminate on such date and any Options (as hereinafter defined) made under the Plan prior to such date shall be void and of no force and effect.

Article II.  Definitions

         For purposes of the Plan, capitalized terms shall have the following meanings:

         2.01 "Beneficiary" means an individual, trust or estate who or that, by will or the laws of descent and distribution, succeeds to the rights and obligations of the Participant under the Plan and an Option Agreement upon the Participant's death.

         2.02     "Board" means the Board of Directors of the Company.

         2.03 "Cause" means, with respect to a Participant who is a Non-Employee Director, removal as a director by the holders of Common Stock or by the Board for cause; provided, however, that, if a Non-Employee Director is not a director of the Company, removal as a director by the holders of common stock of any Subsidiary on whose Board of Directors he or she serves or by such Board of Directors for cause.

         2.04 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements, or supersedes said section.

         2.05 "Committee" means a committee of the Board as may be appointed, from time to time, by the Board.

                  (a) The Board may appoint more than one Committee to administer the Plan. If it appoints more than one Committee, one Committee (the "Stock Option Committee") shall have the authority to grant Options to a Participant who is either, at the Date of Grant of the Option, a "covered employee" as defined in Section 162(m) or who is subject to Section 16 of the Exchange Act; however, such Committee shall also have the authority to grant Options to other Participants. The Stock Option Committee shall be composed of at least two directors of the Company, each of whom is a "non-employee director" as defined in Rule 16b-3 and an "outside director" within the meaning of Section 162(m). If, however, at least two of the Company's directors are not both "non-employee directors" and "outside directors," the Board may grant Options to a Participant who is either a "covered employee" or subject to Section 16 of the Exchange Act, in which case the Board may also administer the Plan and the term "Committee" as used herein shall also include the Board. The other Committee (the "Select Committee") shall be composed of at least one director, who may be an officer of the Company. The Select Committee shall have authority to grant Options to a Participant who is not, at the Date of Grant of the Option, either a "covered employee" as defined in Section 162(m) or subject to Section 16 of the Exchange Act.

                  (b) The Board may, from time to time, appoint members of each Committee in substitution for those members who were previously appointed and may fill vacancies, however caused, in the Committee.

                  (c) The Stock Option Committee and the Select Committee shall each have the power and authority to administer the Plan in accordance with Article III with respect to particular classes of Participants (as specified in Section 2.05(a)) and, when used herein, the term "Committee" shall mean either the Stock Option Committee or the Select Committee if the Board appoints more than one Committee to administer the Plan. If, however, there is a conflict between the determinations made by the Stock Option Committee and the Select Committee, the determinations made by the Stock Option Committee shall control.

         2.06 "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

         2.07 "Company" means Mid Atlantic Medical Services, Inc., a corporation organized under the laws of the State of Delaware, and its successors.

         2.08 "Date of Grant" means the date designated by the Committee as the date as of which it grants an Option, which shall not be earlier than the date on which the Committee approves the granting of such Option.

         2.09 "Disability" has the meaning specified in Section 22(e)(3) of the Code.

         2.10 "Disability Date" means the date as of which an Employee Participant is determined by the Committee to have a Disability.

         2.11 "Employee Participant" means a Participant who is not a Non-Employee Director.

         2.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.14 "Fair Market Value" of a share of Common Stock means, as of any given date, the closing sales price of a share of Common Stock on such date on the principal national securities exchange on which the Common Stock is then traded or, if the Common Stock is not then traded on a national securities exchange, the closing sales price or, if none, the average of the bid and asked prices of the Common Stock on such date as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq"); provided, however, that, if there were no sales reported as of such date, Fair Market Value shall be computed as of the last date preceding such date on which a sale was reported; provided, further, that, if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading. In the event the Common Stock is not admitted to trade on a securities exchange or quoted on Nasdaq, the Fair Market Value of a share of Common Stock as of any given date shall be as determined in good faith by the Committee, in its sole and absolute discretion, which determination may be based on, among other things, the opinion of one or more independent and reputable appraisers qualified to value companies in the Company's line of business. Notwithstanding the foregoing, the Fair Market Value of a share of Common Stock shall never be less than par value per share.

         2.15 "Non-Employee Director" means each member of the Board or of the Board of Directors of a Subsidiary, in each case who is not an employee of the Company or of any of its Subsidiaries; provided, however, that Francis C. Bruno shall be considered to be a Non-Employee Director.

         2.16  "Non-Employee   Director  Option"  means  an  Option  granted  in
accordance with Article VII.

         2.17 "Option Agreement" means a written agreement between the Company and a Participant specifically setting forth the terms and conditions of an Option granted to a Participant under the Plan.

         2.18 "Option" means any option to purchase Common Stock granted to an Employee Participant pursuant to Articles V and VI or to a Non-Employee Director pursuant to Article VII. All Options granted under the Plan shall be Options that do not qualify as incentive stock options under Section 422 of the Code.

         2.19 "Participant" means any employee of the Company or any of its Subsidiaries selected by the Committee to receive an Option under the Plan in accordance with Articles V and VI and, solely to the extent provided in Article VII, any Non-Employee Director.

         2.20 "Plan" means the Mid Atlantic Medical Services, Inc. 1998 Non-Qualified Stock Option Plan as set forth herein, and as the same may be amended from time to time.

         2.21 "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under Section 16 of the Exchange Act and any successor rule.

         2.22     "SEC" means the Securities and Exchange Commission.

         2.23 "Section 162(m)" means Section 162(m) of the Code and the regulations thereunder.

         2.24 "Subsidiary" means a company more than 50% of the equity interests of which are beneficially owned, directly or indirectly, by the Company.

         2.25 "Termination of Employment" means, with respect to an Employee Participant, the voluntary or involuntary termination of a Participant's employment with the Company or any of its Subsidiaries for any reason, including, without limitation, death, Disability, retirement or as the result of the sale or other divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, and whether a Termination of Employment is a result of Disability, shall be determined in each case by the Committee in its sole and absolute discretion.

Article III.  Administration

         3.01 Committee. The Plan shall be administered by the Committee, which shall have exclusive and final authority in each determination, interpretation, or other action affecting the Plan and its Participants. The Committee shall have the sole and absolute discretion to interpret the Plan, to establish and modify administrative rules for the Plan, to select the officers and other key employees to whom Options may be granted, to determine the terms and provisions of the respective Option Agreements (which need not be identical), to determine all claims for benefits under the Plan, to impose such conditions and restrictions on Options as it determines appropriate, to determine whether the shares delivered on exercise of Options will be treasury shares or will be authorized but previously unissued shares, and to take such steps in connection with the Plan and Options granted hereunder as it may deem necessary or advisable. No action of the Committee will be effective if it contravenes or amends the Plan in any respect.

         3.02 Actions of the Committee. Except when the "Committee" is the "Board" in the circumstance described in the last sentence of Section 2.05, all determinations of the Committee shall be made by a majority vote of its members. A majority of a Committee's members shall constitute a quorum. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee shall also have express authorization to hold Committee meetings by conference telephone, or similar communication equipment by means of which all persons participating in the meeting can hear each other.

Article IV.  Shares of Common Stock

         4.01 Number of Shares of Common Stock Issuable. Subject to adjustments as provided in Section 8.05, 1,500,000 shares of Common Stock shall be available for Options under the Plan. Any and all of such shares may be issued pursuant to Options granted to Employee Participants or to Non-Employee Directors. The Common Stock to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company and held in its treasury.

         4.02 Number of Shares of Common Stock Awarded to any Participant. In the event the purchase price of an Option is paid, or related tax or withholding payments are satisfied, in whole or in part through the delivery of shares of Common Stock issuable in connection with the exercise of the Option, a Participant will be deemed to have received an Option with respect to those shares of Common Stock.

         4.03 Shares of Common Stock Subject to Terminated Options. The Common Stock covered by any unexercised portions of terminated Options may again be subject to new Options under the Plan.

Article V.  Participation

         5.01 Eligible Participants. Employee Participants in the Plan shall be such officers and other key employees of the Company or its Subsidiaries, whether or not directors of the Company, as the Committee, in its sole and absolute discretion, may designate from time to time. In making such designation, the Committee may take into account the nature of the services rendered by the officers and key employees, their present and potential contributions to the success of the Company, and such other factors as the Committee, in its sole and absolute discretion, may deem relevant. The Committee's designation of an Employee Participant in any year shall not require the Committee to designate such person to receive Options in any other year. The Committee shall consider such factors as it deems pertinent in selecting Employee Participants and in determining the type and amount of their respective Options. A Participant may hold more than one Option granted under the Plan. During the term of the Plan, no Employee Participant may receive Options to purchase more than one million shares of Common Stock under the Plan.

         Non-Employee Directors shall receive Non-Employee Director Options in accordance with Article VII, the provisions of which are automatic and non-discretionary in operation. Non-Employee Directors shall not be eligible to receive any other Options under the Plan unless they are no longer Non-Employee Directors on the Date of Grant of such Options.

Article VI.  Stock Options

         6.01 Grant of Option. Any Option granted under the Plan shall have such terms as the Committee may, from time to time, approve, and the terms and conditions of Options need not be the same with respect to each Participant.

         6.02 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                  (a) Option Price. The option price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant; provided, however, that, except as required by Rule 16b- 3 with respect to Options granted to persons subject to Section 16 of the Exchange Act, no amendment of an Option shall be deemed to be the grant of a new Option for purposes of this Section 6.02(a). Notwithstanding the foregoing, the option price per share of Common Stock of an Option shall never be less than par value per share.

                  (b) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than five years after the Date of Grant.

                  (c) Exercisability. An Option Agreement with respect to Options may contain such performance targets, waiting periods, exercise dates and restrictions on exercise (including, but not limited to, a requirement that an Option is exercisable in periodic installments), and restrictions on transfer of the underlying shares of Common Stock, if any, as may be determined by the Committee at the time of grant. To the extent not exercised, installments shall cumulate and be exercisable, in whole or in part, at any time after becoming exercisable, subject to the limitations set forth in Sections 6.02(b),
         (f) and (g).

                  (d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions that apply under Section 6.02
         (c) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept (including payment in accordance with a cashless exercise program approved by the Committee). If and to the extent the Committee determines in its sole and absolute discretion at or after grant, payment in full or in part may also be made in the form of shares of Common Stock already owned by the Participant (and for which the Participant has good title, free and clear of any liens or encumbrances) based on the Fair Market Value of the shares of Common Stock on the date the Option is exercised; provided, however, that any already owned Common Stock used for payment must have been held by the Participant for at least six months. No Common Stock shall be issued on exercise of an Option until payment, as provided herein, therefor has been made. A Participant shall generally have the right to dividends or other rights of a stockholder with respect to Common Stock subject to the Option only when certificates for shares of Common Stock are issued to the Participant.

                  (e) Non-Transferability of Options. No Option shall be transferable by the Participant otherwise than by will, by the laws of descent and distribution, or pursuant at a qualified domestic relations order as defined by the Code, Title I of ERISA or the rules thereunder.

                  (f) Acceleration or Extension of Exercise Time. The Committee, in its sole and absolute discretion, shall have the right (but shall not in any case be obligated) to permit purchase of Common Stock subject to any Option granted to an Employee Participant prior to the time such Option would otherwise become exercisable under the terms of the Option Agreement. In addition, the Committee, in its sole and absolute discretion, shall have the right (but shall not in any case be obligated) to permit any Option granted to an Employee Participant to be exercised after its expiration date, subject, however to the limitation set forth in Section 6.02(b).

                  (g) Exercise of Options Upon Termination of Employment. The following provisions apply to Options granted to Employee Participants:

               (i) Exercise of Vested Options Upon Termination of
                  Employment.

                                    (A)  Termination.  Unless the Committee,  in
                           its sole and absolute discretion, provides for a shorter or longer period of time in the Option Agreement or a longer period of time in accordance with Section 6.02(f), upon an Employee Participant's Termination of Employment other than by reason of death or Disability, the Employee Participant may, within three months from the date of such Termination of Employment, exercise all or any part of his or her Options as were exercisable at the date of Termination of Employment. In no event, however, may any Option be exercised later than the date determined pursuant to Section 6.02(b).

                                    (B) Disability. Unless the Committee, in its
                           sole and absolute discretion, provides for a shorter or longer period of time in the Option Agreement or a longer period of time in accordance with Section 6.02(f), upon an Employee Participant's Disability Date, the Employee Participant may, within one year after the Disability Date, exercise all or a part of his or her Options, whether or not such Option was exercisable on the Disability Date, but only to the extent not previously exercised. In no event, however, may any Option be exercised later than the date determined pursuant to Section 6.02(b).

                                    (C) Death. Unless the Committee, in its sole
                           and absolute discretion, provides for a shorter or longer period of time in the Option Agreement or a longer period of time in accordance with Section 6.02(f), in the event of the death of an Employee Participant while employed by the Company or a Subsidiary, the right of the Employee Participant's Beneficiary to exercise the Option in full (whether or not all or any part of the Option was exercisable as of the date of death of the Employee Participant, but only to the extent not previously exercised) shall expire upon the expiration of one year from the date of the Employee Participant's death or on the date of expiration of the Option determined pursuant to Section 6.02(b), whichever is earlier.

                            (ii) Expiration of Unvested Options Upon Termination
                  of Employment. Subject to Sections 6.02(f) and 6.02(g)(i)(B) and (C), to the extent all or any part of an Option granted to an Employee Participant was not exercisable as of the date of Termination of Employment, such right shall expire at the date of such Termination of Employment. Notwithstanding the foregoing, the Committee, in its sole and absolute discretion and under such terms as it deems appropriate, may permit an Employee Participant who will continue to render significant services to the Company or a Subsidiary after his or her Termination of Employment to continue to accrue service with respect to the right to exercise his or her Options during the period in which the individual continues to render such services.

Article VII.  Non-Employee Director Options

         7.01 Grant of Non-Employee Director Options; Exercise Price; Term. On May 1, 1998, each person who is a Non-Employee Director on such date shall be granted a Non-Employee Director Option to purchase the number of shares of Common Stock determined in accordance with Section 7.02. A Non-Employee Director shall only receive one Non-Employee Director Option on May 1, 1998, even if he or she serves as a Non-Employee Director of the Company and/or of one or more of its Subsidiaries.

         The exercise price per share for Non-Employee Director Options shall be the Fair Market Value of a share of Common Stock on the Date of Grant. All Non-Employee Director Options shall have a five year term.

         7.02 Number of Shares. Each Non-Employee Director Option shall entitle the holder to purchase 3,000 shares of Common Stock; provided, however, that, if a Non-Employee Director is not a Non-Employee Director of the Company on the Date of Grant of the Option, his or her Non- Employee Director Option shall only entitle him or her to purchase 2,400 shares of Common Stock.


                  (a) Adjustments. Such number of shares is, however, subject to increase (but not decrease) based on the application of the factor described in Section 7.02(b) below; provided, however, that the number of shares of Common Stock covered by a Non-Employee Director Option shall be increased by one or two shares of Common Stock so that the number of covered shares is divisible by three and provided further, however, that a Non-Employee Director Option shall not entitle the holder to purchase more than 6,000 shares (4,800 shares if a Non-Employee Director is not a Non-Employee Director of the Company on the Date of Grant of the Option) of Common Stock.

                  (b) Number of Years of Service. Each Non-Employee Director Option shall entitle the holder to purchase an additional 150 shares (120 shares if a Non- Employee Director is not a Non-Employee Director of the Company on the Date of Grant of the Option) of Common Stock for each calendar year the Non-Employee Director has served as a director of the Company or of one of its Subsidiaries, but only if such calendar year has been completed prior to the Date of Grant of the Non- Employee Director Option. The following rules shall apply in calculating years of service as a director:

                           (i) Partial Service. If a person has served as a director of the Company or as a director of any of its Subsidiaries at any time during a calendar year, that calendar year shall count as one year of service even if the person did not serve as such for a full year;

                           (ii) Multiple Service. Notwithstanding the foregoing,
                  service as a director of the Company and/or as a director of one or more of its Subsidiaries during any calendar year shall not be double counted. Accordingly, if a person has served as a director of the Company and as a director of one or more of its Subsidiaries during a calendar year, that calendar year shall count as only one year of service; and

                           (iii) Service as an Employee. Notwithstanding the foregoing, if a Non-Employee Director served as an employee of the Company or of one of its Subsidiaries at any time during a calendar year, that calendar year shall not count as a year of service.

         7.03 Exercisability. Each Non-Employee Director Option shall become exercisable cumulatively in three equal installments on June 1, 1999, June 1, 2000 and June 1, 2001; provided, however, that, if a Non-Employee Director is removed for Cause, any Option held by such Non- Employee Director shall cease to continue to become exercisable on or after the date of such removal.

         7.04 Termination. If a Non-Employee Director's service with the Company terminates for any reason or if such person ceases to be a Non-Employee Director, such Option shall continue to become exercisable in accordance with
Section 7.03 and may be exercised until the expiration of the stated term of the Option. Accordingly, if a Non-Employee Director is removed for Cause, he or she may continue to exercise his or her Non-Employee Director Option until the expiration of the stated term of such Option, but only to the extent that (a) such Option became exercisable prior to the date of such removal and (b) it was not previously exercised.

         7.05 Other Plan Provisions. All applicable provisions of the Plan (other than Sections 6.02(f) and (g)) not inconsistent with this Article VII shall apply to Options granted to Non-Employee Directors.

         Article VIII.  Terms Applicable to All Options Granted Under the Plan

         8.01 Plan Provisions Control Option Terms. The terms of the Plan shall govern all Options granted under the Plan, and in no event shall the Committee have the power to grant to a Participant any Option under the Plan that is contrary to any provisions of the Plan. In the event any provision of any Option granted under the Plan shall conflict with any of the terms in the Plan as constituted on the Date of Grant of such Option, the terms in the Plan as constituted on the Date of Grant of such Option shall control.

         8.02 Option Agreement. No person shall have any rights under any Option granted under the Plan unless and until the Company and the Participant to whom such Option shall have been granted shall have executed and delivered an Option Agreement authorized by the Committee expressly granting the Option to such person and containing provisions setting forth the terms of the

Option. If there is any conflict between the provisions of an Option Agreement and the terms of the Plan, the terms of the Plan shall control.

         8.03 Modification of Option After Grant. Except as provided by the Committee, in its sole and absolute discretion, in the Option Agreement or as provided in Section 8.05, no Option granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Option) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

         8.04 Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any Common Stock issuable under such Participant's Option, and the Company may defer issuance of Common Stock upon the grant or exercise of an Option unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee or its delegate and shall be payable by the Participant at such time as the Committee determines. A Participant shall be permitted to satisfy his or her tax or withholding obligation by (a) having cash withheld from the Participant's salary or other compensation payable by the Company or a Subsidiary, (b) the payment of cash by the Participant to the Company, (c) the payment in shares of Common Stock already owned by the Participant valued at Fair Market Value, and/or (d) the withholding from the Option, at the appropriate time, of a number of shares of Common Stock sufficient, based upon the Fair Market Value of such Common Stock, to satisfy such tax or withholding requirements. The Committee shall be authorized, in its sole and absolute discretion, to establish rules and procedures relating to any such withholding methods it deems necessary or appropriate (including, without limitation, rules and procedures relating to elections by Participants who are subject to the provisions of Section 16 of the Exchange Act to have shares of Common Stock withheld from an Award to meet those withholding obligations).

         8.05     Adjustments to Reflect Capital Changes; Change in Control.

                  (a) Recapitalization. The number and kind of shares subject to outstanding Options, the purchase price or exercise price of such Options, the amount of Non- Employee Director Options to be granted on any date under Section 7.02, the limit set forth in the last sentence of the first paragraph of Section 5.01 of the Plan, and the number and kind of shares available for Options subsequently granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Options granted under the Plan. The Committee shall have the power and sole and absolute discretion to determine the nature and amount of the adjustment to be made in each case.

                  (b) Sale or Reorganization. After any reorganization, merger, or consolidation in which the Company is the surviving entity, each Participant shall, at no additional cost, be entitled upon the exercise of an Option outstanding prior to such event to receive (subject to any required action by stockholders), in lieu of the number of shares of Common Stock receivable on exercise pursuant to such Option, the number and class of shares of stock or other securities to which such Participant would have been entitled pursuant to the terms of the reorganization, merger, or consolidation if, at the time of such reorganization, merger, or consolidation, such Participant had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock receivable on exercise pursuant to such Option. Comparable rights shall accrue to each Participant in the event of successive reorganizations, mergers, or consolidations of the character described above.

                  (c) Options to Purchase Stock of Acquired Companies. After any reorganization, merger, or consolidation in which the Company shall be a surviving entity, the Committee may grant substituted Options under the provisions of the Plan, replacing old options granted under a plan of another party to the reorganization, merger, or consolidation whose stock subject to the old options may no longer be issued following such reorganization, merger, or consolidation. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole and absolute discretion. Any such adjustments may provide for the elimination of any fractional shares of Common Stock that might otherwise become subject to any Options.

                  (d)  Changes  in  Control.   (i)  Upon  the   dissolution   or
         liquidation of the Company, (ii) upon a reorganization, merger, or consolidation in which the Company is not the surviving corporation,
         (iii) upon the sale of substantially all of the property or assets of the Company to another corporation, or (iv) if at least 50% or more of the voting stock of the Company is sold either through a tender offer or otherwise to a party or an affiliated group of parties, then the Plan and the Options issued thereunder shall terminate, unless provisions are made in connection with such transaction for the assumption of Options theretofore granted, or for the substitution for such Options of new options of the successor corporation or a parent or subsidiary thereof, with appropriate adjustment as to the number and kinds of shares and the per share exercise prices. In the event such Options shall be terminated, all outstanding Options shall be exercisable in full for at least 30 days prior to such termination date, whether or not exercisable during such period, subject, however, to the limitation set forth in Sections 6.02(b) and 7.01. For purposes of this Section 8.05(d), the Company refers to Mid Atlantic Medical Services, Inc., MD-Individual Practice Association, Inc., Optimum Choice, Inc., and/or Physicians Health Plan of Maryland, Inc., jointly or separately. The Committee shall determine the date on which Options may become exercisable pursuant to this Section 8.05(d).

         8.06 Surrender of Options. Any Option granted to a Participant under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and holder approve.

         8.07 No Right to Option; No Right to Employment.  Except as provided in
Article VII, no director, employee or other person shall have any claim or right to be granted an Option. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

         8.08 Options Not Includable for Benefit Purposes. Income recognized by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) or group insurance or other benefit plans applicable to the Participant that are maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by resolution of the Board.

         8.09 Governing Law. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware other than the conflict of laws provisions of such laws, and shall be construed in accordance therewith.

         8.10 No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Option granted under the Plan or any rule or procedure established by the Committee.

         8.11 Compliance with Rule 16b-3 and Section 162(m). It is intended that the Plan be applied and administered in compliance with Rule 16b-3 and with
Section 162(m). If any provision of the Plan would be in violation of Section 162(m) if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Section 162(m) as determined by the Committee in its sole and absolute discretion. The Board is authorized to amend the Plan and the Committee is authorized to make any such modifications to Option Agreements to comply with Rule 16b-3 and Section 162(m), as they may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3 and Section 162(m). Notwithstanding the foregoing, the Board may amend the Plan so that it (or certain of its provisions) no longer comply with either or both of Rule 16b-3 or
Section 162(m) if the Board specifically determines that such compliance is no longer desired and the Committee may grant Options that do not comply with Rule 16b-3 and/or Section 162(m) if the Committee determines, in its sole and absolute discretion, that it is in the interest of the Company to do so.

         8.12 Captions. The captions (i.e., all Article and Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

         8.13 Severability. Whenever possible, each provision in the Plan and every Option at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Option at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (b) all other provisions of the Plan and every other Option at any time granted under the Plan shall remain in full force and effect.

         8.14 Legends. All certificates for Common Stock delivered under the Plan shall be subject to such transfer restrictions set forth in the Plan and such other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

         8.15 Investment Representation. The Committee may, in its sole and absolute discretion, demand that any Participant awarded an Option deliver to the Committee at the time of grant or exercise of such Option a written representation that the shares of Common Stock to be acquired upon exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such written representation by the Participant prior to the delivery of any shares of Common Stock pursuant to the exercise of his or her Option shall be a condition precedent to the Participant's right to purchase or otherwise acquire such shares of Common Stock by such grant or exercise. The Company is not legally obliged hereunder if fulfillment of its obligations under the Plan would violate federal or state securities laws.

         8.16     Amendment and Termination.

                  (a) Amendment. The Board shall have complete power and authority to amend the Plan at any time it is deemed necessary or appropriate; provided, however, that the Board shall not, without the affirmative approval of a simple majority of the holders of Common Stock, represented, by person or by proxy, and entitled to vote at an annual or special meeting of the holders of Common Stock, make any amendment that requires stockholder approval under applicable law or rule, unless the Board determines that compliance with such law or rule is no longer desired with respect to the Plan as a whole or the provision to be amended. No termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Option; provided, however, that the Committee may, in its sole and absolute discretion, make provision in an Option Agreement for such amendments that, in its sole and absolute discretion, it deems appropriate.

                  (b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Option shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any

         Option outstanding at the time of the termination of the Plan may be amended and exercised and may vest after termination of the Plan at any time prior to the expiration date of such Option to the same extent such Option could have been amended or would have been exercisable or vest had the Plan not terminated.

         8.17  Costs  and   Expenses.   All  costs  and  expenses   incurred  in
administering the Plan shall be borne by the Company.

         8.18 Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assure the payment of any award under the Plan.